UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

LEONARDO DRS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leonardo DRS, Inc. 2345 Crystal Drive Suite 1000 Arlington, Virginia 22202 Tel: 703-416-8000 Fax: 972-9885-5885

LEONARDO DRS, INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
April 19, 2023
Dear Stockholder:
You are cordially invited to join our Board of Directors and senior leadership for Leonardo DRS, Inc.’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/DRS2023 on Thursday, June 1, 2023 at 9:00 a.m. (Eastern Time). You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions in advance of and during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
To facilitate broad stockholder attendance and participation and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will be held virtually. There will be no physical location for in person attendance at the Annual Meeting. We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Leonardo DRS, Inc. from documents we have filed with the Securities and Exchange Commission (the “SEC”).
We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 19, 2023, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.
Your vote is very important to us and to the continued success of our Company. Please complete and return your proxy card by mail, or vote via telephone or the Internet, as soon as possible regardless of whether you plan to attend the Annual Meeting. Thank you in advance for your continuing commitment to Leonardo DRS, Inc.
Sincerely yours,
LEONARDO DRS, INC.
William J. Lynn III
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To facilitate broad stockholder attendance and participation and provide a consistent experience to all stockholders, regardless of location, this year’s Annual Meeting (the “Annual Meeting”) of Stockholders of Leonardo DRS, Inc. (“Leonardo DRS,” the “Company,” “we,” “our” or “us”) will be held virtually at the date and time below. There will be no in-person meeting location. At the Annual Meeting, stockholders will be asked to consider and vote upon the matters set forth in this notice.
Date and Time:
Thursday, June 1, 2023
9:00 a.m. (Eastern Time)
Place:
The Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/DRS2023. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these Proxy Materials.
The purpose of our Annual Meeting is to:
1.    Elect the following nine nominees to the Board of Directors: William J. Lynn III, Frances F. Townsend, Gail S. Baker, Dr. Louis R. Brothers, David W. Carey, General George W. Casey, Jr., Mary E. Gallagher, Kenneth J. Krieg, and Eric C. Salzman;
2.    Approve, in a non-binding advisory resolution, the compensation of the Company’s named executive officers (“NEOs”);
3.    Approve, in a non-binding advisory vote, the frequency of stockholder advisory votes on executive compensation of the Company’s NEOs;
4.    Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
5.    Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding officer exculpation;
6.     Approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting; and
7.    Transact other business that properly comes before the meeting, or any postponement or adjournment thereof.
Stockholders who owned Leonardo DRS common stock at the close of business on the record date, April 3, 2023, are entitled to vote at the Annual Meeting, or any postponement or adjournment thereof.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including consolidated financial statements, are available to you at www.proxydocs.com.

Important Notice of Internet Availability of Proxy Materials
The Securities and Exchange Commission’s “Notice and Access” rule enables us to deliver a Notice of Internet Availability of Proxy Materials to stockholders in lieu of a paper copy of the proxy statement, related materials, and our Annual Report. It contains instructions on how to access our proxy statement and 2022 Annual Report and how to vote online.
We appreciate your continued support of Leonardo DRS, Inc.
By Order of the Board of Directors,
LEONARDO DRS, INC.
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary
April 19, 2023

YOUR VOTE IS IMPORTANT
Even if you plan to attend the Annual Meeting (virtually), please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the internet as instructed on the proxy card or Notice of Internet Availability, prior to the meeting and as soon as possible. Your prompt response is helpful and your cooperation will be appreciated.

Table Of Contents

Proxy Summary	1	Board Overview	21
About the Annual Meeting and Voting	1	Board Structure and Risk Oversight	22
Who Can Vote	1	Board Effectiveness	22
How Many Votes	1	Board Meetings and Committees	23
How To Access	1	Director Nomination Process	28
Voting Matters	2	Non-Employee Director Compensation	29
Board Recommendations	2	Proposal 2 – Advisory Resolution Regarding NEO Compensation	32
How to Vote	3	Proposal 3 – Future Advisory Votes on NEO Compensation	33
Change Vote or Revoke Proxy	4	Compensation Discussion and Analysis	33
Summary of Proposals Submitted to Vote	5	Compensation Committee Report	53
Proposal 1	5	Executive Compensation	54
Proposal 2	5	CEO Pay Ratio	65
Proposal 3	5	Pay versus Performance Disclosure	66
Proposal 4	6	Proposal 4 – Ratification of E&Y	73
Proposal 5	6	Audit Report to Stockholders	74
Proposal 6	6	Committee Policy on Services	75
Quorum	6	Fees Paid to Auditor	75
Abstentions	7	Proposal 5 – Amendment to the Certificate of Incorporation about Officer Exculpation	76
Proposal 1 – Election of Directors	8	Purpose and Possible Effects	76
Director Nominees	8	Proposal 6 – Approval of Adjournments	78
Directors and Corporate Governance	18	Stock Ownership of Management Table	79
Board Skills Highlights	19	Delinquent Section 16(a) Reports	81
Board Composition and Diversity	19	Certain Relationships and Related Party Transactions	81
Controlled Company Status	19	Stockholders Communications with the Board of Directors	85
Director Independence	19	2024 Annual Meeting Stockholder Nominations and Proposals	86
ESG Highlights	19	Proxy Materials Householding	87
Environmental	20	Availability of Annual Report	87
Social	20	Other Matters	87
Governance	21	Appendix A	88
Code of Ethics	21

PROXY SUMMARY
About the Annual Meeting and Voting
Leonardo DRS, on behalf of its Board of Directors (the “Board”), is soliciting your proxy to vote at our Annual Meeting to be held virtually on June 1, 2023 (or at any postponement or adjournment of the Annual meeting). This proxy statement summarizes the information you need to know to vote at the Annual Meeting.
A Notice of Internet Availability of Proxy Materials (the “Notice”) will be first mailed on or about April 19, 2023 to stockholders of record as of April 3, 2023 (the “Record Date”). These proxy solicitation materials, combined with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 including our most recent audited financial statements (the “Annual Report”), were first made available on the Internet on or about April 19, 2023. Our principal executive offices are located at 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, and our telephone number at that location is 703-416-8000. We maintain a website at www.leonardodrs.com. The information on our website is not incorporated by reference into this proxy statement.
Who Can Vote at the Annual Meeting?
Stockholders who owned Leonardo DRS common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 260,553,101 shares of Leonardo DRS common stock outstanding.
Registered Stockholders. If your shares are registered directly in your name with Leonardo DRS’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by Leonardo DRS. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person (virtually) at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.
How Many Votes Do I Get Per Share?
Each share of Leonardo DRS common stock that you own entitles you to one vote on each matter to be presented at the Annual Meeting.
How Can I Get Electronic Access To The Proxy Materials?
Under Securities and Exchange Commission (the “SEC”) rules, we are making our proxy materials available via the Internet. Instead of mailing printed copies of the proxy materials to all of our stockholders, the SEC rules allow us to send you, our stockholders as of the Record Date, a Notice containing instructions on how to access the proxy materials via the Internet and how to request a printed copy by mail if you prefer. Sending you the Notice and using the Internet instead of mailing printed proxy materials saves costs and natural resources.

PROXY SUMMARY
The Notice provides you with instructions about how to:
•View our proxy materials for the Annual Meeting via the Internet; and
•Request that we send our future proxy materials to you by mail or by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.
What Matters Am I Voting On?
•The election of nine directors named in this proxy statement to hold office until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;
•The approval of an advisory resolution regarding the compensation of the Company’s NEOs;
•The approval of an advisory vote regarding the frequency of stockholder advisory votes on compensation of the Company’s NEOs;
•The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•The approval of an amendment to the Company’s Charter to reflect new Delaware law provisions regarding officer exculpation;
•The approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting; and
•Any other business that may properly come before the meeting.
How Does the Board Recommend I Vote on These Proposals?
The Board recommends a vote as follows:
“FOR” the election of the Board’s nine nominees named in this proxy statement to the Board;
“FOR” the advisory resolution regarding the compensation of the Company’s NEOs;
“ONE YEAR” for the advisory proposal on the frequency of the advisory vote on executive compensation of the Company’s NEOs;
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
“FOR” the approval of an amendment to the Company’s Charter to reflect new Delaware law provisions regarding officer exculpation;
“FOR” the approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting; and
If any other matter is properly presented at the Annual Meeting, your shares will be voted in accordance with the proxy holder’s best judgment. At the time this proxy statement was printed, we were not aware of any additional matters to be acted on at the Annual Meeting.

PROXY SUMMARY
How Do I Vote?
If you do not request printed copies of the proxy materials by mail, you will receive a Notice. Stockholders that receive a Notice may vote via the Internet in the following ways:
•Prior to the Annual Meeting — You can vote via the Internet by navigating to www.proxyvote.com and entering the 16-digit control number included on the Notice, proxy card or voting instructions form previously distributed; or
•At the Annual Meeting — You may vote via the Internet at the Annual Meeting by attending the live meeting at www.virtualshareholdermeeting.com/DRS2023 and entering the 16-digit control number included on the Notice, proxy card or voting instructions form previously distributed.
If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and will be able to vote in the following ways in addition to the methods of voting via the Internet described above:
•By Telephone — You can vote by proxy by calling the toll-free number found on your proxy card or voting instruction form. You will need to use the 16-digit control number included on the proxy card to vote by telephone. The availability of telephone voting may depend on the voting process of the organization that holds your shares; or
•By Mail — You can vote by completing, dating, signing and returning the proxy card or voting instruction form.
Telephone and Internet voting facilities will be available 24 hours a day. You may vote over the telephone or via the Internet on www.proxyvote.com until 11:59 p.m. (Eastern Time) on May 31, 2023. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the meeting via Internet or submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the retention of our independent registered public accounting firm for the fiscal year ending December 31, 2023, FOR the approval of an advisory resolution regarding the compensation of the Company’s NEOs, ONE YEAR for the approval of the advisory vote regarding the frequency of stockholder advisory votes on compensation of the Company’s NEOs, FOR the approval of an amendment to the Company’s Charter to reflect new Delaware law provisions regarding officer exculpation and FOR the approval of one or more adjournments of the Annual Meeting as described in this proxy statement.
As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
Street Name Stockholders. If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 4 (ratification of auditors) and Proposal No. 6 (approval of adjournment)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (director elections), No. 2 (advisory vote on executive compensation), No. 3 (advisory vote on the frequency of advisory vote on executive compensation) and

PROXY SUMMARY
No. 5 (amendment of the Company’s Charter to add new Delaware law provisions regarding officer exculpation). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 4 or Proposal No. 6, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.
How Do I Change My Vote Or Revoke My Proxy?
You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, you may vote your shares electronically as described above, submit another later dated proxy by telephone or mail or submit new voting instructions to your bank, broker, trustee or nominee. Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote via the Internet during the meeting to revoke your proxy.

PROXY SUMMARY
Summary of Proposals Submitted for Vote

The following are only summaries of the proposals to be presented at the Annual Meeting. You should review the full discussion of each proposal in this proxy statement before casting your vote.
Proposal 1: Election of the Board’s Nominees Named in this Proxy Statement to the Board
Director Nominee: At the Annual Meeting, you will be asked to elect to the Board the nominees for director identified in this proxy statement. The directors would be elected to serve a one-year term ending at the annual meeting of stockholders in 2024 or until their successors, if any, are elected and qualified.
Vote Required: Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the highest number of affirmative votes will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in the enclosed proxy card, and assuming each of those persons receives at least one vote, all such nominees will be elected to our Board. Broker non-votes and abstentions will have no effect on this proposal.
Proposal 2: Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Compensation of the Company’s NEOs: At the Annual Meeting, you will be asked to approve an advisory resolution regarding the compensation of the Company’s NEOs. This proposal is commonly referred to as a “say-on-pay” vote.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required for the approval of the advisory resolution regarding the compensation of the Company’s NEOs. Abstentions will count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
As an advisory vote, the vote on Proposal 2 is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when evaluating our executive compensation program.
Proposal 3: Advisory Proposal Regarding the Frequency of the Stockholder Advisory Vote on the Compensation of the Company’s NEOs
Frequency of the Advisory Vote on the Compensation of NEOs: At the Annual Meeting, you will be asked to vote “One Year”, “Two Years” or “Three Years” with respect to how often we hold a say-on-pay vote. This proposal is commonly referred to as a “say-when-on-pay” vote.
Vote Required: The option of one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
As an advisory vote, the vote on Proposal 3 is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results in determining the frequency of the advisory say-on-pay vote.

PROXY SUMMARY
Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023
Independent Registered Public Accounting Firm: At the Annual Meeting, you will be asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the Audit Committee’s appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will count as a vote “against” the proposal. Absent specific instructions on Proposal No. 4, brokers are permitted to exercise voting discretion with respect to such proposal.
Proposal 5: Approval of an Amendment to the Company’s Charter to Reflect New Delaware Law Provisions Regarding Officer Exculpation
Amendment to the Charter of Leonardo DRS: At the Annual Meeting, you will be asked to approve an amendment to the Company’s Charter to reflect new Delaware law provisions regarding officer exculpation.
Vote Required: The affirmative vote of the holders of 66 ⅔% of shares of Leonardo DRS common stock entitled to vote on the matter at the Annual Meeting will be required to approve the amendment to the Company’s Charter reflecting new Delaware law provisions regarding officer exculpation. Abstentions and Broker non-votes will count as a vote “against” the proposal.
Proposal 6: Approval of One or More Adjournments of the Annual Meeting to a Later Date or Dates If Necessary or Appropriate to Solicit Additional Proxies If There Are Insufficient Votes to Approve the Other Proposals at the Time of the Annual Meeting.
Adjournment of the Annual Meeting: At the Annual Meeting, you will be asked to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting. Abstentions will count as a vote “against” the proposal. Absent specific instructions, brokers are permitted to exercise voting discretion with respect to such proposals.

The Board unanimously recommends that the stockholders vote “FOR” proposals 1, 2, 4, 5 and 6 and “ONE YEAR” for proposal 3, each as listed above.

PROXY SUMMARY
Quorum
A quorum of stockholders is necessary to hold a valid meeting. The presence, in person (virtually) or by proxy, at the Annual Meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a stockholder does not provide voting instructions to his or her broker or nominee and the broker or nominee does not have discretionary authority to vote on the matter, as further described above under “Who Can Vote at the Annual Meeting - Street Name Stockholders.”

Abstentions
Abstentions are counted as present for establishing a quorum. For all proposals in this proxy statement, except for the election of directors and the frequency of the advisory votes on the compensation of the Company’s NEOs, abstentions have the same effect as votes against the matter.

PROPOSAL 1: ELECTION OF DIRECTORS
Proposal 1
Election of the Board’s Nominees Named in this Proxy Statement to the Board
Director Nominees
Leonardo DRS’ Fourth Amended and Restated Bylaws (the “Bylaws”) provide that the Board must consist of no less than one director nor more than ten directors. The exact number of directors serving on the Board is determined from time to time as specified in the Amended and Restated Proxy Agreement by and among the Company, the individual proxy holders that are signatories thereto, Leonardo US Holding, LLC (“US Holding”), Leonardo – Societa per azioni (“Leonardo S.p.A.”) and the U.S. Department of Defense (the “Proxy Agreement”) and the Commitment Letter by and among the Company, US Holding, Leonardo S.p.A. and the Defense Counterintelligence and Security Agency (the “DCSA”) (the “Commitment Letter”), which are discussed in the “Certain Relationships and Related Party Transactions” section in this proxy statement. The Company’s Bylaws provide that directors are elected by a plurality vote. This means that the nominees receiving the highest number of affirmative votes will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in the enclosed proxy card, and assuming each of those persons receives at least one vote, all such nominees will be elected to our Board.
The director nominees identified in this proxy statement are standing for election at the Annual Meeting and have been nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) to hold office for a one-year term expiring at the annual meeting of stockholders in 2024 or until their successors, if any, are elected and qualified. Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees named in this proxy statement. The Board has determined that each director nominee, other than Mr. Lynn, if elected, would be an independent director.
All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board.
The following table and biographical summaries set forth, with respect to each nominee for director, his or her committee membership, the year in which he or she first became a director of the Company, and whether or not US Holding (after consultation with Leonardo S.p.A. and the DCSA) appointed such director as a proxy holder to serve on the Board pursuant to the Proxy Agreement and the Commitment Letter (as discussed in the “Certain Relationships and Related Party Transactions” section in this proxy statement):

PROPOSAL 1: ELECTION OF DIRECTORS

NAME	Position	Committee	Director Since	Proxy Holder?
William J. Lynn III	Chairman & CEO	Government Security	2012	No
Frances F. Townsend	Lead Ind. Director	Compensation (Chair) & Government Security	2009	Yes
Gail Baker	Director	Compensation	2021	No
Dr. Louis R. Brothers	Director	Audit & Government Security	2023	Yes
David W. Carey	Director	Audit, Government Security & Nominating	2009	Yes
General George W. Casey, Jr.	Director	Compensation & Government Security	2020	Yes
Mary E. Gallagher	Director	Audit (Chair)	2021	No
Kenneth J. Krieg	Director	Compensation, Nominating (Chair) & Government Security	2009	Yes
Eric Salzman	Director	Audit & Nominating	2022	No
Set forth below are the biographies for our director nominees as of April 1, 2023, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

PROPOSAL 1: ELECTION OF DIRECTORS

William J. Lynn III
Age: 69 Director Since: 2012 Board Committee(s): Government Security

Chairman of the Board since 2021 and Chief Executive Officer (“CEO”) since January 2012

Relevant Experience and Skills:
•30th United States Deputy Secretary of Defense (2009-2011)
•Senior Vice President of Government Operations and Strategy at Raytheon Company (2002-2009)
•Chief Financial Officer and Under Secretary of Defense (Comptroller) (1997-2001)
•Director of Program Analysis and Evaluation for the Department of Defense (1993-1997)
•Counsel to the Senate Armed Forces Committee under Senator Ted Kennedy (1987-1993)
•Serves on the boards of Accenture Federal Services, the United Service Organizations, the Atlantic Council, the Marshall Legacy Institute, and the Center for a New American Security
•Skilled and experienced in matters of national security, both in government and industry
•Numerous recognitions for professional and service contributions, including four Department of Defense Distinguished Public Service medals and the Distinguished Civilian Services Award

PROPOSAL 1: ELECTION OF DIRECTORS

Frances F. Townsend
Age: 61 Director Since: 2009 Board Committee(s): Compensation (Chair), Government Security Proxy Holder Independent

Lead Director since 2023 and Chair of the Compensation Committee since 2009
Other Public Company Directorships:
•Chubb Limited (NYSE: CB) (2020-present)
•Freeport-McMoRan Inc. (NYSE: FCX) (2013-present)
•SciPlay Corporation (NASDAQ: SCPL) (2019-2020)
•Scientific Games Corporation (n/k/a Light & Wonder) (NASDAQ: LNW) (2010-2020)
•Western Union Company (NYSE: WU) (2013-2020)

Relevant Experience and Skills:
•EVP of Corporate Affairs, Corporate Secretary, and Chief Compliance Officer at Activision Blizzard (2020-2022)
•Vice Chairman, General Counsel, and Chief Administrative Officer at MacAndrews & Forbes Inc (2010-2020)
•On-air national security analyst for CBS news (2016-2022)
•Corporate partner with the law firm Baker Botts, LLP (2009-2010)
•Served as Assistant to President George W. Bush for Homeland Security and Counter terrorism and chaired the Homeland Security Council (2004-2008)
•Served as Deputy National Security Advisor for Combating Terrorism (2003-2004)
•Served in various senior positions at the U.S. Department of Justice (1990-2001)
•Serves on several non-profit boards including the Council on Foreign Relations, the Atlantic Council, the Center for Strategic and International Studies, the McCain Institute and the Hospital for Special Surgery
•Skilled and experienced in matters of national security and law, business, and government

PROPOSAL 1: ELECTION OF DIRECTORS

Gail S. Baker
Age: 60 Director Since: 2021 Board Committee(s): Compensation Independent

Other Public Company Directorships: •Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (2022-present)

Relevant Experience and Skills:
•Serves on the board of advisors of Argosy Investment Partners-Capewell Aerial Systems (2022- present)
•President, Aftermarket services at Collins Aerospace (2019-2020)
•President, Intelligence, Surveillance, Reconnaissance, and Space Systems at Collins Aerospace (2017-2019)
•President, Air Management Systems, European Entities and Aftermarket Customers and Business Development at UTC Aerospace Systems (2015-2017)
•President, Aerospace Customers and Business Development for UTC Aerospace Systems (2011-2015)
•Held various executive roles in engineering and customer management
•Serves on the non-profit board for the Hartford Bishops Foundation as Executive Chair of the Audit Committee
•Skilled and experienced in matters of mechanical engineering, business, operational leadership, national security and defense

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Dr. Louis R. Brothers
Age: 63 Director Since: 2023 Board Committee(s): Audit, Government Security Proxy Holder Independent

Other Public Company Directorships: •Redwire (NYSE: RDW) (2021-present) •BigBear.ai (NYSE: BBAI) (2020-2022)

Relevant Experience and Skills:
•Operating Partner at AE Industrial Partners (2022-present)
•CEO of BigBear.ai (2020-2022)
•CTO at Peraton (2018-2020)
•Principal with The Chertoff Group (2017-2018)
•Under Secretary for Science and Technology at the U.S. Department of Homeland Security (2014-2017)
•Deputy Assistant Secretary of Defense for Research at the Department of Defense (2011-2014)
•Served in various senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, Envoy Networks, and MIT Lincoln Laboratory
•Serves on the non-profit board of Riverside Research (2017-present)
•Skilled and experienced in matters of defense, government services, and technology industries

PROPOSAL 1: ELECTION OF DIRECTORS

David W. Carey
Age: 78 Director Since: 2009 Board Committee(s): Audit, Government Security (Chair), Nominating Proxy Holder Independent

Chair of the Government Security Committee since 2023 Other Public Company Directorships: •ImageWare Systems, Inc (OTCQB: IWSY) (2006-2020)

Relevant Experience and Skills:
•Serves on the board of OnPoint Consulting, Inc.(2009-present) and Informatica Federal Operations Corp. (2015-present)
•Executive Director at Blackbird Technologies, Inc. (2005-2008)
•Vice President, Information Assurance at Oracle Corporation (2001-2005)
•Held several senior positions during a 32-year career at the Central Intelligence Agency including service as Executive Director until 2001
•Previously served on several boards to include Qinetiq North America (2014-2019), the advisory board of Recorded Future Inc. (2011-2019) as well as on the non-profit board of the CIA Officers Memorial Foundation until 2022
•Skilled and experienced in matters of national security, business development, and defense and intelligence electronics

PROPOSAL 1: ELECTION OF DIRECTORS

General George W. Casey, Jr. (Ret.)
Age: 74 Director Since: 2020 Board Committee(s): Compensation, Government Security Proxy Holder Independent

Relevant Experience and Skills:
•Served 41 years in the U.S. Army, including from 2007-2011 as the 36th Chief of Staff of the U.S. Army
•Commanded the Multi-National Force – Iraq, a coalition of more than 30 countries (2004-2007)
•Serves as Distinguished Senior Lecturer of Leadership at the SC Johnson College of Business, Cornell University, and lectures at the Korbel School, University of Denver
•Serves as the Chairman of the board of governors of the United Service Organizations (2015-present) and board member of the University of Denver (2021-present), ColtCZ North America (2021-present), the Ross Initiative in Sports for Equality (2019-present) and the Center for Global Development (2019-present)
•Skilled and experienced in the matters of military history and military operations, academia, the non-profit sector, and industry

PROPOSAL 1: ELECTION OF DIRECTORS

Mary E. Gallagher
Age: 57 Director Since: 2021 Board Committee(s): Audit (Chair) Independent

Chair of the Audit Committee since 2021 Other Public Company Directorships: •American Outdoor Brands (NASDAQ: AOUT) (2020-present) •IronNet, Inc. (NYSE: IRNT) (2021-present)

Relevant Experience and Skills:
•Serves as director of Novaria Group (2020-present)
•Chief Financial Officer at Wheels Up (2016-2018)
•Served in a variety of top financial roles at United Technologies Corporation (now Raytheon Technologies Corporation) (2004-2016) most recently serving as Chief Financial Officer at Sikorsky Aircraft (2013-2016)
•Vice President Controller and Chief Accounting Officer at Olin Corporation (1996-2004)
•Served for nine years with KPMG in various positions in the audit, mergers/acquisitions, consulting, and training groups (1987-1996)
•Skilled and experienced in the matters of business administration, accounting, financial leadership, and defense

PROPOSAL 1: ELECTION OF DIRECTORS

Kenneth J. Krieg
Age: 62 Director Since: 2009 Board Committee(s): Compensation, Nominating (Chair), Government Security Proxy Holder Independent

Chair of the Nominating Committee since 2021 Other Public Company Directorships: •BWX Technologies, Inc. (NYSE: BWXT) (2016-present)

Relevant Experience and Skills:
•Head of Samford Global Strategies, an advisory and consulting practice which Mr. Krieg founded in 2007
•Served as Executive in Residence with Renaissance Strategic Advisors, a leading consultancy supporting premier firms in the aerospace, defense, space, intelligence and government services industry (2010-present)
•Served in several positions within the Department of Defense (2001-2007), including as Undersecretary of Defense for Acquisition, Technology, and Logistics (2005-2007)
•Spent 11 years working for the International Paper Company, most recently as Vice President and General Manager of the Office and Consumer Papers Division
•Served on the boards of Tempus Applied Solutions Holdings, Inc. (2014-2016), API Technologies Corp. (2011-2016)
•Serves on a number of private and foreign ownership control and influence (“FOCI”) mitigation boards
•Skilled and experienced in the matters of overseeing research, development, acquisitions, FOCI mitigation, public company governance, and government

PROPOSAL 1: ELECTION OF DIRECTORS

Eric Salzman
Age: 56 Director Since: 2022 Board Committee(s): Audit, and Nominating Independent

Other Public Company Directorships: •8x8, Inc. (NASDAQ: EGHT) (2012-present) •Movella Holdings, Inc. (NASDAQ: MVLA) (2022-present)

Relevant Experience and Skills:
•Current CEO at Safeguard Scientifics, Inc. (NASDAQ:SFE) (2020-present) and former Board Chairman of SolAero Technologies Corp. (2018-2022)
•Managing Member of SarniHaan Capital Partners LLC, a private boutique consulting firm that provides capital and expertise to support the growth of technology driven business in healthcare, financial services and digital media (2011-present)
•Managing Director for Lehman Brothers Holdings in the Private Equity and Principle Investing Group as well as in the Global Trading Strategies Division
•Served as a board member, investor, and strategic advisor for public and private growth companies for over 25 years
•Served as an independent director, executive chairman, non-executive chairman, audit committee chairman, compensation committee chairman, and M&A committee chairman at over 25 public and private companies
•Extensive experience and skill in the matters of capital markets, M&A, corporate governance, restructuring, investments, technology, software, communications, medical devises, manufacturing, defense, and business services

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Directors And Corporate Governance
Board Skills Highlights
Board Skills Matrix, as of April 1, 2023

Board Skills and Experience
Senior Exec of Public Company	Financial Literacy	Technical Expertise
(5 out of 9)	(9 out of 9)	(6 out of 9)
Manufacturing/Operations	M&A & Business Integration	Global Experience
(6 out of 9)	(8 out of 9)	(9 out of 9)
Industrial/National Security	Government Experience	Military/Defense Experience
(8 out of 9)	(9 out of 9)	(9 out of 9)
Board Composition and Diversity
The Board is guided by the Company’s Bylaws, Corporate Governance Guidelines and Proxy Agreement, which require the Board to adhere to the philosophy and concepts, including respect for the dignity, value and equality of all of our employees. The Nominating Committee is committed to exercising best practices of corporate governance and recognizes the importance that the Board contains (i) diversity of knowledge and experience in business and other relevant knowledge that contributes to the Company’ global activities, and (ii) diversity in cultural background, ethnicity, gender, age, opinion, and veteran status. Taken together, the Board believes that a board comprised of diverse directors supports the Board’s ability to effectively oversee the Company’s business, and as such the Board believes that diversity is an important aspect of board composition. In evaluating the Board’s composition, the Nominating Committee considers, for each incumbent director and any potential nominee, various factors, including the skills and attributes described in the above chart. For more information on our director nomination process, please refer to the “Director Nomination Process” section below.
Controlled Company Status
Because Leonardo S.p.A. controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of Nasdaq Stock Market (“Nasdaq”). Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have an independent compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our Board be independent and to have a Compensation Committee and Nominating Committee each comprised of independent directors, as more fully described below.
Director Independence
The Board has determined that each member of the Board, other than Mr. Lynn, is independent under the criteria established by the Nasdaq listing rules. In addition, the Board has determined that each member of the Audit Committee and each member of the Compensation Committee meets the additional independence criteria required for audit committee and compensation committee members, as applicable, established by SEC rules and regulations and Nasdaq listing rules.
ESG Highlights
Our Company consists of approximately 6,400 employees, all committed to upholding the core values of the Company including integrity, operational excellence, customer focus, diversity, equity and inclusion and innovation.
Due to the highly specialized nature of our business, our workforce is innovative and we maintain a culture that fosters and rewards growth, problem-solving, technology development and process improvements. We have approximately 1,350 engineers who work on programs in sensing, electro-optical

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infrared systems, laser systems, network computing, communications systems, integration and power propulsion. Our employees maintain over 1,450 security clearances to allow engineers and management to carry on business activities for our customers’ classified programs. We recognize that our success as a company depends on our ability to attract, develop and retain a qualified workforce with an emphasis on a strong commitment to diversity and inclusion. As such, we promote the health, welfare and safety of our employees. Part of our responsibility includes treating all employees with dignity and respect and providing them with fair, market-based, competitive and equitable compensation. We recognize and reward the performance of our employees and provide a comprehensive suite of benefit options that enables our employees and their dependents to live healthy and productive lives.
Safety in our workplaces is paramount. Across our businesses, we take measures to prevent workplace hazards, encourage safe behaviors and enforce a culture of continuous improvement to ensure our processes help reduce incidents and illnesses and comply with governing health and safety laws.
Our strong commitment to diversity, inclusion, succession planning and training has fostered a highly collaborative and motivated work force. Our commitment to diversity includes our Diversity Advisory Group, Diversity Action Teams, and Employee Resource Groups geared at improving diversity and inclusiveness so that we look like the communities in which we operate. We measure and track hiring and promotions of minorities and women in the workforce.
Our values motivate us to promote strong workplace practices with opportunities for development and training. Our training and development efforts focus on ensuring that the workforce is appropriately trained on critical job skills as well as leadership behaviors that are consistent with our core values. We conduct rigorous succession planning exercises to ensure that key positions have the appropriate level of bench strength to provide for future key positions and leadership transitions. We listen to our workforce to assess areas of concern and levels of engagement.
Environmental
For more than 50 years, Leonardo DRS has been a prime contractor, leading technology innovator, and supplier of integrated products, services, and support to military forces, intelligence agencies, and defense contractors worldwide.
We maintain a sustainable organization by investing in people, delivering innovative technologies, supporting our supply chain, and promoting eco-efficiency in our products and processes. For example, we enacted a Sustainability Risk Management model to develop a supply chain that meets the needs of Leonardo DRS today yet protects our resources and the environment for tomorrow’s generations. We are proud to be part of a company that is committed to building a sustainable future for everyone worldwide.
Social
Leonardo DRS employees are the Company’s most valuable resource and at the heart of our success. Hiring, developing, and retaining talent are critical components to our long-term sustainable success and remain a top priority.
The health and safety of our employees is also a top priority. We have implemented appropriate procedures and precautions to ensure the continued safety and well-being of employees. For instance, our wellness programs provide resources, information, motivation, and support to help our employees make healthy lifestyle choices and minimize health risks. We also adhere and comply with all environmental, health, and safety laws and regulations, and we have management systems which include robust policies and standards, processes, risk-assessment tools safety equipment, reporting violations and concerns, and ongoing training to protect our employees. We are always looking for ways to exceed compliance standards by utilizing continuous improvement discipline to proactively eliminate risks in the workplace.

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The nature of our business involves providing the U.S. military with innovative technology, products, and solutions. We give back to our military community by contributing to military service organizations that provide direct support and services to military families, such as the USO, Blue Star Families, and the Fisher House Foundation. We provide support for college tuition for military children and spouses including the Anchor Scholarship Foundation, the Navy/Marine Corps Relief Society, and the National Guard Education Fund. We have also been a proud sponsor of the Army Ten-Miler for the past 14 years and have partnered with Home for our Troops which provides mortgage-free homes to severely disabled post-9/11 veterans and their families. We continue to support our military community both from an inside and outside perspective, as we continue to recruit and hire veterans to our DRS team. In 2020, 2021 and 2022 we were recognized as a “Best for Vets” employer by the Military Times. We proudly employ veterans, whose skills and experience have helped shape us into a leading defense contractor. Also, in 2022, we were certified as an employer of choice by Great Place to Work®, a recognized leader in workplace culture.
In addition to our comprehensive investment in our employees’ success and safety, we strive to maintain an inclusive environment that values and leverages the uniqueness of each member to the benefit of all our stakeholders. We view the combination of diverse perspectives and backgrounds as a powerful force for innovation. To promote diversity and our core principles, we emphasize inclusion of all employees, regardless of race, color, religion, age, gender or sexual orientation, and veteran status through our actions and the workplace training programs we provide. We continually strive to cultivate and foster a climate where employees can contribute to their full potential.
Governance
Leonardo DRS’s policies and practices reflect corporate governance initiatives that are compliant with the Nasdaq listing rules, SEC rules and regulations, and the applicable corporate governance requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). We maintain a corporate governance page on our website at https://investors.leonardodrs.com. Highlights of our corporate governance include:

•100% Independent Committee Members
•Lead Director
•Annual Board and Committee Evaluations
•Director Overboarding Policy
•Periodic Review of Committee Charters and Governance Policies
•Regular Meetings of Independent Directors without Management Present

•Published Corporate Responsibility
Report
•Formal CEO Evaluation Process
•Stockholder Engagement Program
•Stock Ownership Guidelines for Directors and Officers
•Codes of Conduct for Directors, Officers and Employees
•Succession Planning Process

Code of Ethics
Our Board has adopted a Code of Business Conduct and Ethics for directors, officers and employees (the “Code”). The Code is available on our website at https://investors.leonardodrs.com. We will post on this section of our website any amendment to the Code, as well as any waivers of the Code that are required to be disclosed by SEC or Nasdaq rules.

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Board Overview
Board Structure and Risk Oversight
Leadership Structure
As noted above, Mr. Lynn has served as Chairman of the Board and CEO since 2012.
Because one individual serves as both Chairman and CEO, the Board appointed an independent director to serve as “Lead Director.” Our Lead Director is Ms. Townsend, who was appointed to that position by the Board effective January 1, 2023. The Board believes the combined Chairman/CEO position, together with an independent Lead Director, has certain advantages over other board leadership structures and best meets the Company’s current needs. Mr. Lynn’s leadership as Chairman and CEO provides our Board with detailed and in-depth knowledge of the Company’s strategy, markets, operations, and financial condition, and enhances our ability to communicate a clear and consistent strategy to our stockholders, employees, and business partners. This leadership structure provides clear separation of the oversight role of the Lead Director and other independent directors from the oversight role of the Chairman/CEO and other management, enabling the Board and the Chairman/CEO to have greater clarity and focus on their respective leadership roles.
The Board understands there is no “one-size fits all” approach to providing Board leadership in the competitive and changing environment in which we operate. The optimal Board leadership structure may vary as circumstances warrant. At present, the Board believes its current structure effectively maintains independent oversight of management.
Risk Oversight
The Board’s Risk Oversight Responsibilities
Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.
Key Board Committee Oversight Responsibilities
Our Audit Committee is responsible for overseeing risks associated with financial matters including financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. The Nominating Committee oversees risks associated with the independence of our Board, potential conflicts of interest and overall enterprise risk. The Government Security Committee oversees risks associated with our obligation to safeguard classified information in our possession and our compliance with the Proxy Agreement and applicable laws and regulations including the International Traffic in Arms Regulations (“ITAR”), Export Administration Regulations (“EAR”), and the National Industrial Security Program Operating Manual (“NISPOM”).
Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face on a day-to-day basis. The role of our Board in our risk oversight is consistent with our leadership structure, with our CEO and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

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Board Effectiveness
Board and Committee Self-Evaluation Process
Board and committee evaluations play a critical role in ensuring the effective functioning of our Board and its committees. Our Board and its committees annually evaluate their own performance. Generally, as part of the self-evaluation process, directors are provided with detailed questionnaires designed to offer a thoughtful and substantive reflection on the Board’s or committee’s performance, as applicable. The questionnaires consider various topics related to Board and committee composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. As set forth in its charter, the Nominating Committee oversees the Board evaluation process. The Nominating Committee periodically reviews the form of questionnaire and the self-evaluation process, considers whether changes are recommended, and reports the results to the Board.
Director Overboarding Guideline
Directors are expected to commit substantial time and energy to the Board and should ensure that other existing and future time commitments do not materially interfere with their service as a director. While the Company values the experience directors bring from other business associations, including other boards on which they serve, we recognize that those boards may present demands on a director’s time and availability and may present conflicts or legal issues. Directors should therefore advise the chair of the Nominating Committee and the Chairman of the Board before accepting membership on any audit committee or other significant committee assignment on any other board of directors, any new membership on other boards of directors or other significant commitments involving affiliation with other businesses or government entities.
Board Meetings and Committees
The Board met seven times in fiscal year 2022. All directors attended at least 90 percent of the aggregate of the total meetings of the Board and all committees on which they served. Directors are encouraged, but are not required, to attend annual meetings of stockholders.
The Board has an Audit Committee, Compensation Committee, Nominating Committee, and Government Security Committee, each of which has the composition and responsibilities described below. All actions by committees are reported to the Board at the next regularly scheduled meeting. As part of its ongoing corporate governance review, the Board reviews its assignment of committee memberships annually.
The following table reflects the committee memberships as of the filing date of this proxy statement:

Name	Audit	Compensation	Nominating	Government Security
William J. Lynn III				■
Frances F. Townsend*		■		■
Gail S. Baker		■
Dr. Louis R. Brothers*	■			■
David W. Carey*	■		■	■
George W. Casey, Jr.*		■		■
Mary E. Gallagher	■
Kenneth J. Krieg*		■	■	■
Eric C. Salzman	■		■
■ = Committee Member; ■ = Chair

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*Proxy holder. See the section entitled “Certain Relationships and Related Party Transactions” below for more information.
Audit Committee
Membership
The members of our Audit Committee are Dr. Brothers, Mr. Carey, Ms. Gallagher, and Mr. Salzman, with Ms. Gallagher serving as Chair of the committee. Our Board has designated each of Ms. Gallagher and Mr. Salzman as an “audit committee financial expert” and each of Dr. Brothers, Mr. Carey, Ms. Gallagher, and Mr. Salzman has been determined to be “financially literate” under Nasdaq listing standards. Our Board has determined that each member of our Audit Committee satisfies the requirements for independence for Audit Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Audit Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Audit Committee Charter is available on our website at www.investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
The primary purposes of the Audit Committee are to assist the Board in overseeing (i) the quality and integrity of our financial statements; (ii) the qualifications, independence and performance of our independent auditor (the “Independent Auditor”); (iii) our accounting, financial and external reporting policies and practices, (iv) the performance of our internal audit function; and (v) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by the Public Company Accounting Oversight Board and the Financial Accounting Standards Board. The Audit Committee’s responsibilities also include, but are not limited to:
•appointing, retaining, overseeing, evaluating and terminating the Company’s Independent Auditor;
•reviewing the independence, performance and quality control procedures of the Independent Auditor and the experience and qualifications of the Independent Auditor’s senior personnel;
•discussing with the Company’s Independent Auditor the proposed scope and plan of audit;
•reviewing the audit report upon completion of the Independent Auditor’s annual audit and forwarding it to the Board;
•reviewing the Company’s financial statements, any management certifications thereof, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” with management and the Independent Auditor;
•overseeing the Company’s enterprise risk assessment, management and mitigation efforts;
•preparing an annual committee report for inclusion in the proxy statement and submitting the Company’s financial statements to the Board for its approval, and considering whether it will recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K;
•annually reviewing the activities and performance of the Company’s internal audit function, including the annual internal audit scope and results;

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•ensuring the Company has established procedures to receive and respond to any complaints or concerns regarding the Company’s accounting, internal controls or auditing matters; and
•reviewing periodically with senior management any significant financial risk exposures and the steps management has taken to limit, monitor and control such exposures.
Meetings
The Audit Committee held seven meetings in fiscal year 2022.
Compensation Committee
Membership
The members of our Compensation Committee are Ms. Baker, General Casey, Mr. Krieg and Ms. Townsend, with Ms. Townsend serving as Chair of the Committee. Our Board has determined that each member of our Compensation Committee satisfies the requirements for independence for Compensation Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Compensation Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Compensation Committee Charter is available on our website at www.investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
Our Compensation Committee (i) oversees the Company’s compensation plans, its incentive-compensation plans and its equity-based plans (if any); (ii) oversees the administration of these plans as provided in the plans, to establish the compensation of the senior executive officers of the Company and its subsidiaries; (iii) reviews and discusses with management the Company’s compensation plans; and (iv) oversees the Company’s strategies, initiatives and programs with respect to the Company’s culture, talent recruitment, development and retention, employee engagement, diversity and inclusion, and management and succession planning for the Company’s CEO and selected senior leaders. The Compensation Committee’s responsibilities also include, but are not limited to:
•reviewing, at least annually the goals, objectives and measures of the Company’s compensation plans;
•evaluating annually the performance of the CEO and leadership team;
•reviewing, at least annually, with the Board, succession planning and management development topics;
•conducting an annual performance review of the CEO with input from the independent members of the Board;
•reviewing the Company’s compensation plans and other employee benefit plans, including incentive-compensation plans, equity-based plans, pension plans and health and welfare plans; and
•periodically reviewing the Company’s strategies, initiatives and programs with respect to the Company’s culture, talent recruitment, development, retention, employee engagement and diversity and inclusion.

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Meetings
The Compensation Committee held six meetings in fiscal year 2022.
Compensation Committee Interlocks and Insider Participation
None of our NEOs serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our Company.
Risk Assessment
The Compensation Committee is responsible for the oversight of risks associated with the Company’s compensation policies and practices. In accordance with Item 402(s) of Regulation S-K, the Compensation Committee annually reviews whether such policies and practices are reasonably likely to have a material adverse effect on the Company.
Nominating Committee
Membership
The members of our Nominating Committee are Mr. Carey, Mr. Krieg, and Mr. Salzman, with Mr. Krieg serving as Chair of the Committee. Our Board has also determined that Mr. Carey, Mr. Krieg and Mr. Salzman are “independent” as defined under Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rules and regulations.
Committee Charter
Our Nominating Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Nominating Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Nominating Committee Charter can be found at www.investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
Our Nominating Committee (i) identifies individuals qualified to become directors; (ii) recommends to the Board the individuals to be nominated for election as directors at each annual meeting of stockholders and to fill vacancies on the Board; (iii) oversees the annual evaluation of the Board and its committees; (iv) recommends to the Board the directors to be appointed to each committee of the Board; (v) oversees the Company’s ethics and compliance policies and procedures; and (vi) takes a leadership role in shaping the corporate governance of the Company. The Nominating Committee’s responsibilities also include, but are not limited to:
•regularly reviewing the Company’s corporate governance policies and practices;
•annually reviews the Company’s Charter, Bylaws and Proxy Agreement with management and recommends any changes to the Board;
•developing and recommending to the Board the Company’s Corporate Governance Guidelines and policies and procedures regarding transactions with related persons and periodically reviewing and recommending any proposed changes to the Board for approval;
•reviewing and approving or rejecting any related party transactions;

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•overseeing the Company’s compliance with its Code, periodically reviewing any ethics complaints as well as the Company’s response to such complaints;
•overseeing and reviewing the Company’s environmental, social and governance policies, goals and programs, including reviewing the Company’s sustainability initiatives and goals and the Company’s progress toward achieving those goals;
•reviewing and recommending to the Board with respect to (i) the criteria for Board membership; (ii) the general responsibilities and functions of the Board; and (iii) the organization, structure, size and composition of the Board and its committees;
•reviewing candidates to serve as members of the Board who are recommended or proposed by stockholders and provide to the Board the committee’s assessment of whether each such candidate would be an independent director;
•reviewing the orientation program of new Board members and the continuing education of all directors, as well as assessing the adequacy of and the need for additional continuing education programs for directors; and
•developing, recommending to the Board and overseeing an annual evaluation process for the Board and each of its committees.
Meetings
The Nominating Committee held four meetings in fiscal year 2022.
Government Security Committee
Membership
The members of the Government Security Committee are Dr. Brothers, Mr. Carey, General Casey, Mr. Krieg, Ms. Townsend, and our CEO, General Counsel, Corporate Facility Security Officer and Technology Control Officer, with Mr. Carey serving as Chair of the Committee.
Committee Charter
A copy of the Government Security Committee Charter can be found on our website at: https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
The Proxy Agreement requires us to have a Government Security Committee, consisting of all proxy holders, our CEO, our General Counsel, our Corporate Facility Security Officer and our Technology Control Officer, to the extent that such officers have adequate security clearances. The Government Security Committee ensures that the Company (i) maintains policies and procedures, including a technology control plan (“TCP”), to safeguard classified information in its possession and (ii) complies with the Proxy Agreement, ITAR, EAR and the NISPOM. The Government Security Committee’s responsibilities also include, but are not limited to:
•exercising best efforts to ensure the implementation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information;
•ensuring that the Company implements any TCP, electronic control plan, or affiliated operations plan approved under the Proxy Agreement;
•ensuring all provisions of the Proxy Agreement are carried out and that the Company’s directors, officers and employees comply with all such provisions; and

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•overseeing the development and conduct of employee training, briefings and notices on the effect and operation of the Proxy Agreement, as well as on suspicious contact reporting requirements.
Meetings
The Government Security Committee held four meetings in fiscal year 2022.
Director Nomination Process
The Nominating Committee considers candidates for Board membership in accordance with the Proxy Agreement and as otherwise recommended by directors, management, or stockholders, and uses the same criteria to evaluate all such candidate recommendations.
In accordance with the Proxy Agreement, the Nominating Committee will nominate the proxy holders for election as directors at any meeting of the stockholders. The proxy holders, through the Committee, then from among relevant candidates proposed by US Holding, select non-proxy holder directors to include the Chief Executive Officer and three additional individuals to be nominated at each annual meeting.
The Company Board then elects a Chair, who shall hold a Department of Defense (“DoD”) personal security clearance. If the Chair is not one of the proxy holders, the Board also shall elect a Lead Director, who is also a Proxy Holder. The proxy holders are appointed in staggered terms, each three years in length. Each class must have at least one Proxy Holder assigned, and no single Proxy Holder may be assigned to more than one class. For a more detailed description of the role of our proxy holders, see “Certain Relationships and Related Party Transactions – Proxy Holders” below.
As it deems necessary, the Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating Committee recommends qualified director candidates, as applicable and subject to the proxy agreement, for nomination by the Board based on the skills and characteristics that the Board seeks in its members as well as consideration of the diversity of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, education, experience, cultural background, including ethnicity, gender and age, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. The Nominating Committee seeks candidates with the highest professional and personal ethics and values, that are aligned with the philosophy of the Company, and who will operate in accordance with the Company’s Code. The Nominating Committee also assesses a candidate’s ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties.
Director nominees should possess the following experience, qualifications, attributes and skills:
•an understanding of the principal operational and financial objectives, plans and strategies of the Company;
•an understanding of the results of operations and financial condition of the Company;
•an understanding of the relative standing of the Company in relation to its competitors; and
•leadership experience at the policy-making level in business, government, education or public interest.
Prospective directors should be committed to representing the long-term interests of the stockholders. A potential director must exhibit an inquisitive and objective perspective, an ability to think strategically, an ability to identify practical problems, and an ability to assess alternative courses of action that contribute to the long-term success of the business. Director candidates must have industry expertise and/or commit

PROPOSAL 1: ELECTION OF DIRECTORS
to understanding the Company’s industry as a basis to address strategic and operational issues of importance to the Company.
The Nominating Committee considers other relevant factors, as it deems appropriate, including the current composition of the Board and the need for expertise on various Board committees. Every effort is made to complement and supplement skills within the Board and strengthen identified areas of need. The Nominating Committee considers the ability of candidates to meet independence and other requirements of the SEC, Nasdaq, or other regulatory bodies exercising authority over the Company.
The Nominating Committee’s process for evaluating potential director candidates typically requires one or more members of the Nominating Committee, and others as appropriate (including members of management), to interview prospective nominees in person or by telephone. Upon identification of a qualified candidate, the Nominating Committee will recommend a candidate for consideration by the full Board.
Stockholder Recommendations for Directors
Under our Bylaws, notice by stockholders who intend to nominate directors at the 2024 annual meeting of stockholders must be received no earlier than the close of business on February 2, 2024 and no later than the close of business on March 3, 2024. Notice of director nominations must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.
Any notice of director nomination submitted to Leonardo DRS must include the additional information required by Rule 14a-19(b) under the Exchange Act.
Non-Employee Director Compensation
Summary of Director Compensation Arrangements
The Company has historically compensated each of its non-employee directors for service on its Board. Following the closing of merger transaction with RADA Electronic Industries Limited and becoming a public company (“RADA Merger”), the Company modified the compensation structure for its non-employee directors to align with compensation structures of similar publicly traded companies and to ensure retention of each non-employee director then serving on the Board. In order to develop its new compensation structure, the Company’s independent compensation consultant, Willis Towers Watson (“WTW”), presented an analysis of director pay levels among our compensation peer group (for more information on our compensation peer group, please see “Compensation Discussion and Analysis – Use of Competitive Compensation Data” section below). Based on this most recent analysis, the Company’s non-employee director compensation structure is near the median level of the Company’s peer group.
The Company’s current non-employee director compensation structure consists of the following elements:
•Annual Cash Retainer
•Committee Chair and Lead Director Retainers
•Annual Equity Retainer
Information about the Company’s current non-employee director compensation structure is described in more detail below.

PROPOSAL 1: ELECTION OF DIRECTORS
Annual Cash Retainer and Committee Chair and Lead Director Retainers
In 2022, each non-employee director was entitled to receive an annual cash retainer of $150,000, payable on a quarterly basis in arrears. Each non-employee director serving as the chair of a committee of the Board was also entitled to receive an additional cash retainer of $50,000, payable on a quarterly basis in arrears (i.e., for the chairs of the Audit, Compensation, Nominating, and Government Security Committees) as will the Board’s Lead Director.
Starting in 2023, each non-employee director will be entitled to receive an annual cash retainer of $100,000, payable on a quarterly basis in arrears, in consideration for his or her service on the Board. Each non-employee director serving as the chair of a committee of the Board will also be entitled to receive an additional cash retainer of $40,000, payable on a quarterly basis in arrears, (i.e., for the chairs of the Audit, Compensation, Nominating, and Government Security Committees) as will the Board’s Lead Director. The annual cash retainer for each non-employee director is to be paid on a quarterly basis. Non-employee directors will not receive additional compensation for attendance at Board or committee meetings in 2023.
Annual Equity Retainer
In addition to a cash retainer, beginning in 2022, each non-employee director receives a portion of his or her annual compensation for Board service in the form of equity compensation, which is paid in the form of an annual grant of restricted stock unit (“RSU”) awards granted under the Company’s 2022 Omnibus Equity Compensation Plan (“ECP”). Such RSU awards have a target grant date fair value of approximately $150,000, however, in 2022, the target grant date fair value for the RSU awards was pro-rated to reflect director service from November 29, 2022 through May 15, 2023. Future grants will follow the annual stockholder meeting each year. These RSU awards are subject to time-based vesting with a one-year cliff as well as forfeiture if a director ceases to serve on the Board for reasons other than due to death or disability before the awards fully vest. In the event of a death or disability, the RSU awards will fully vest on the date of death or disability.
2022 One-Time Founders Equity Awards
In 2022, in addition to receiving their annual grant of RSU awards, then-current non-employee directors also received a one-time equity Founders Award in connection with the closing of the RADA Merger, with a grant date fair value of $100,000. Founders Awards vest ratably over two years, vesting in equal installments of fifty percent each year. In the event a non-employee director ceases to serve on the Board due to not being re-nominated or re-elected (in either case other than due to the participant’s gross negligence, willful misconduct, violation of any proxy agreement or other circumstances that constitute cause as determined by a majority of the members of the Board) at the annual stockholder meeting, the director’s RSUs shall continue to vest in accordance with the applicable vesting schedule.
2022 Director Compensation Table
The following table presents information regarding the compensation earned by our non-employee directors for serving on the Board in 2022.

PROPOSAL 1: ELECTION OF DIRECTORS

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation($)(2)	Total(2)($)
Frances Townsend(3)	$200,000	$139,137	$2,299	$341,437
Philip Odeen(4)	$112,500	$—	$39,019	$151,519
General George Casey, Jr.	$150,000	$139,137	$2,796	$291,933
Kenneth Krieg	$200,000	$139,137	$9,274	$348,411
David W. Carey(3)	$200,000	$139,137	$806	$339,944
Peter Marino(5)	$200,000	$70,501	$2,817	$273,318
Mary Gallagher	$200,000	$139,137	$1,228	$340,365
Gail Baker	$150,000	$139,137	$3,003	$292,140
Eric Salzman(6)	$8,900	$68,636	$—	$77,536
__________________
(1)Reflects the aggregate grant date fair value of RSU Founders Awards granted to (i) Ms. Townsend, Ms. Gallagher, Ms. Baker, Mr. Casey, Jr., Mr. Krieg, Mr. Carey and Mr. Marino on November 29, 2022 in connection with the closing of the RADA Merger, which are scheduled to vest ratably over two years, vesting in equal annual installments starting on the first anniversary of the grant date, and (ii) Ms. Townsend, Ms. Gallagher, Ms. Baker, Mr. Casey, Jr., Mr. Krieg, Mr. Carey and Mr. Salzman, as part of the annual equity retainer of such non-employee director’s annual total compensation related to his or her Board service in 2022, which are scheduled to vest on May 15, 2023, subject to each recipient’s continued service as a member of the Board through such date. The grant date fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. As of December 31, 2022, each of our non-employee directors who were members of the Board on such date held the following outstanding and unvested RSUs: Ms. Townsend, Ms. Gallagher, Ms. Baker, Mr. Casey, Jr., Mr. Krieg and Mr. Carey 14,097, Mr. Marino 7,143, and Mr. Salzman 6,954.
(2)Total includes reimbursements for reasonable expenses incurred for travel or other business purposes.
(3)Ms. Townsend was appointed to Lead Director, effective January 1, 2023, following the expiration of Mr. Carey’s lead director term on December 31, 2022. Mr. Carey was reappointed, effective as of January 1, 2023, to serve as a director until December 31, 2025.
(4)Mr. Odeen’s term as a director was due to expire on June 30, 2022. Mr. Odeen was reappointed to hold such office until July 31, 2022, at which time Mr. Odeen’s term as a director expired. Mr. Odeen received a one-time cash payment of $37,500 for a service recognition award in lieu of a Founders Award, which is reflected under the “All Other Compensation” column.
(5)Mr. Marino’s term as director expired on December 31, 2022. Dr. Louis A. Brothers was appointed to replace Mr. Marino as a director of the Board, effective as of January 1, 2023.
(6)Mr. Salzman was appointed as a director of the Board, effective as of November 29, 2022.

Stock Ownership Guidelines
The Company has adopted stock ownership guidelines for non-employee directors, NEOs and other senior vice presidents. For non-employee directors, each must achieve a stock ownership level of a number of shares of the Company’s common stock with a value equal to four times each director’s annual cash retainer within five years following the later of November 13, 2022 or the date of his or her respective appointment as a non-employee director.
General
Directors who are our employees do not receive any compensation from us for their service on our Board. Directors are reimbursed for reasonable expenses incurred in attending or returning from meetings of the Board or any committee thereof, or otherwise in or about the business of the Company. These expenses are reimbursed in accordance with the Company’s policies regarding reimbursement of business expenses and are approved by the Senior Vice President, Human Resources, General Counsel, Chief Financial Officer (“CFO”) and/or the CEO.

PROPOSAL 2 - ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NEOs
Proposal 2
Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
As required by Section 14A of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a substantial component of the total compensation opportunity of our NEOs in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns our NEOs’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required for the approval of this proposal. Abstentions will count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
We urge our stockholders to read the “Compensation Discussion and Analysis” below, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our NEOs.
For these reasons, we recommend that stockholders vote in favor of the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion presented in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders, is hereby APPROVED.”

Your Board unanimously recommends that you vote “FOR” this advisory resolution.

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NEOs
Proposal 3
Advisory Proposal Regarding the Frequency of the Stockholder Advisory Vote on the Compensation of the Company’s NEOs
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs as disclosed in our proxy statement. This year we are asking our stockholders to indicate whether they would prefer an advisory vote every one, two or three years.
After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our NEOs be submitted to the stockholders every one year. In formulating its recommendation, our Board considered that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.
The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding advisory vote on the approval of our NEO compensation should be held every one year, two years or three years.
Our Board and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory votes on the compensation of our NEOs. However, because this is an advisory vote and therefore not binding on our Board or the Compensation Committee, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our NEOs more or less frequently than the option preferred by our stockholders.

Your Board unanimously recommends a vote to hold future advisory votes on NEO compensation every “ONE YEAR”

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion And Analysis
Introduction
The Compensation Discussion and Analysis provides the details of our executive compensation program and the decisions made as they relate to our NEOs. The discussion below relates to compensation programs in effect for 2022.
Named Executive Officers
For 2022, our NEOs and their respective titles are as follows:
•William J. Lynn, CEO
•Mike Dippold, Executive Vice President, CFO
•John Baylouny, Executive Vice President, Chief Operating Officer (“COO”)
•Mark Dorfman, Executive Vice President, General Counsel and Secretary
•Sally Wallace, Executive Vice President, Operations
Mr. Lynn and Mr. Dippold are NEOs for 2022 based on their positions as principal executive officer and principal financial officer during 2022. Mr. Baylouny, Mr. Dorfman and Ms. Wallace are NEOs for 2022 based on being the three highest paid executive officers of the Company, other than the principal executive officer and principal financial officer.
Compensation Program Overview
Executive Compensation Philosophy
Our executive compensation philosophy is to provide market-based competitive total compensation to support our strategic plan for growth and success, attract and retain executives and other key employees to drive a superior performance culture, and closely link pay to the performance of our executives. Our management team strives to deliver optimal results through focused operational excellence, management of costs and investments, optimization of human capital, leadership, and driving collaboration across our businesses to achieve our strategic goals. The executive compensation and benefit programs are guided by the following principles:
•Pay for Performance. Our program is intended to reward superior past performance and create incentives for future exemplary performance that will create long-term value. To achieve these objectives, our compensation program is designed to reward long-term strategic management and to create a performance-oriented environment.
•Competitive Pay. We generally target NEO total direct compensation (which includes base salary, annual incentive compensation, and long-term incentive compensation) at or around the median of our peers, although we do not target a specific level and we consider a number of other factors such as job performance and experience. Our program provides the opportunity for above-median pay for above-median performance and below-median pay for below-median performance.
•Strategic Goals and Metrics. Annual incentive compensation metrics and targets are driven by the Company’s strategic, financial, and operational business goals. Long-term incentives provide NEOs with a significant personal stake in the long-term success of the business by tying earned amounts to three-year financial performance cycles, facilitating retention of key talent, and aligning incentives with our long-term strategic goals.

COMPENSATION DISCUSSION AND ANALYSIS
•Leadership Recruitment and Retention. Compensation is designed to be competitive within our industry and to retain top talent. Our compensation program is designed to recruit, motivate, retain, and reward NEOs for delivering operational and strategic performance over time.
•Alignment between Executives’ and Stockholders’ Interests. In connection with our becoming a public company, in 2022, we transitioned from our historic practice of granting cash-based long-term incentives under our long-term incentive program to executives and other key employees to equity-based long-term incentives in order to align executives’ interests with those of our stockholders.
The Compensation Committee intends to provide a balanced mix of short- and long-term compensation. When the Compensation Committee considers any component of the NEOs’ compensation, the aggregate value and mix of all components are taken into consideration. The Compensation Committee believes that each component of compensation is important and that it is the appropriate combination of these components that enables us to appropriately compensate and retain executives.
Compensation Components
To support our compensation philosophy, our NEO compensation program for 2022 provided a mix of fixed and variable compensation components that based the majority of each executive’s compensation on the success of the Company’s operating performance as measured by the financial metrics of bookings, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), working capital, and free cash flow from continuing operations, as well as the executive’s individual performance relative to the Company’s business goals of execution of our strategic operating plan, growth, taking care of our people, and ESG initiatives. Certain of the Company performance metrics are non-GAAP metrics, as discussed in more detail under “Components of Compensation Program” below.

2022 CEO Compensation
Base Salary	Annual Cash Incentive (target)	LTI PRSU (target)	LTI RSU
19%	21%	30%	30%
	51% Performance Based / 81% At Risk

2022 Other NEO Compensation (Average)
Base Salary	Annual Cash Incentive (target)	LTI PRSU (target)	LTI RSU
31%	23%	23%	23%
	46% Performance Based / 69% At Risk

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Practices

	What We Do		What We Don’t Do

✓	External compensation consultant to review and advise on executive compensation with annual reporting to the Compensation Committee	✗	Do not engage in executive compensation practices that encourage excessive risk

✓	Conduct annual proactive engagement with the Compensation Committee to discuss executive pay program	✗	No excessive perquisites

✓	Align pay and performance using annual and multi-year measures of financial, operational, and business objectives	✗	No excise tax gross-ups

✓	Short and long-term incentives based on clear, measurable goals tied to key financial and operational metrics that drive current and future business performance and value creation	✗	No excessive change in control provisions

✓	Place maximum caps on incentive payouts consistent with market competitive practice	✗	No deferred compensation offerings

✓	Include a clawback in all incentive compensation plans	✗	No hedging or pledging of Company stock

✓	Double-trigger change in control agreement

✓	Select peer group consisting of other aerospace and defense firms or companies from related industries of similar size in terms of revenue with annual Compensation Committee review

✓	Robust stock ownership guidelines for directors and executives, including our NEOs. The stock ownership guideline for our CEO is five times his annual base salary.
The Compensation Process
Role of the Compensation Committee
The Board has delegated its authority to the Compensation Committee for certain compensation related matters. The Compensation Committee approves and is actively engaged in the design and implementation of the Company’s executive compensation program, with the support of the compensation consultant and Company management. In performing its duties, the Compensation Committee:
•Oversees the administration of the Company’s executive compensation program.
•Reviews and recommends CEO compensation to the Board.
•Reviews and approves NEO compensation.
•Receives advice from the Company’s compensation consultant.
•Reviews peer group and benchmarking data and other survey input from the compensation consultant.
•Evaluates the competitiveness of each executive officer’s total compensation package.

COMPENSATION DISCUSSION AND ANALYSIS
•Oversees the Company’s retirement plans.
•Reviews and approves the individual and Company annual and long-term performance goals and objectives for the NEOs, evaluates the Company’s strategic, financial, and operational performance against those goals and objectives, and determines and approves all annual and long-term compensation earned by the NEOs based on this evaluation.
•Reviews competitiveness and business fit of overall executive compensation plans, philosophies, and policies.
Role of the Compensation Consultant
The Company retains WTW as its compensation consultant to provide advice on executive compensation matters. The compensation consultant:
•Provides information on competitive market data in general executive compensation as it impacts NEOs.
•In consultation with Company management, develops peer group proxy data and provides survey data from likely sources of competition for executive talent to assess competitive levels and target positioning.
•Reviews and advises the Compensation Committee on executive compensation philosophy and programs, pay and performance alignment, and program design.
•Identifies market trends and practices and advises the Compensation Committee on program design implications.
•Advises the Compensation Committee on other topics as the Compensation Committee deems appropriate.
The Company retained WTW to provide perspectives about market practices for executive compensation, peer company analysis and selection, the levels and structure of the compensation program and compensation governance. During 2022, WTW performed the following specific services:
•Attended the Compensation Committee meeting held in January for review and discussion of the compensation processes and to present the market benchmarking analysis.
•Provided regulatory education to the Compensation Committee.
•Provided information and advice relating to executive compensation matters and incentive plan design.
WTW also provides compensation, communications, and health and welfare consulting services to the Company. In 2022, the Company paid the following approximate fees to WTW: $124,778 - compensation consultant services, $28,508 - communication services, and $362,500 - health and welfare consulting services.
The Compensation Committee has reviewed the independence of WTW in light of SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that WTW’s work for the Compensation Committee does not raise any conflict of interest.
Role of Management
The Company’s CEO evaluates the performance of the other NEOs and makes recommendations to the Compensation Committee regarding base salary, annual compensation targets, and long-term incentive compensation targets for the NEOs other than himself. WTW provides the Compensation Committee with competitive market data and this, along with the CEO’s recommendations, is used by the

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee to determine any changes to the NEO’s annual compensation. Other members of the Company’s management, including the CFO and COO, make recommendations to the CEO regarding annual and long-term incentive plan design and performance metrics.
Authority of Compensation Committee under Incentive Plans
Under the Company’s annual and long-term incentive plans (described in more detail below), the Compensation Committee generally retains the authority to provide for adjustments to the financial measures, such as excluding the impact of gains or losses on the sale of assets, the effects of changes in accounting principles or the application thereof, or unusual or non-recurring items, including the impact of significant differences from the assumptions contained in the financial budget upon which the applicable performance targets were established. Any such adjustments to financial measures are intended to better reflect the actual performance of the plans’ participants, align award payments with decisions that support the Company’s long-term financial plan and strategies, avoid unintended inflation or deflation of awards due to unusual or non-recurring items during the performance period, and emphasize the Company’s preference for long-term, sustainable growth.
Adjustments are limited in number and, when considered and applied, take into account our overarching objectives of ensuring strong alignment of pay decisions and Company performance results in support of stockholder value creation and talent attraction, retention, and motivation. In addition, the Compensation Committee generally has the discretion to make and, if permissible under the terms of the plans, modify awards to our executive officers, including the NEOs.
Use of Competitive Compensation Data
We demonstrate our commitment to aligning compensation with Company performance by strongly linking compensation to the strategic, financial and operational performance of the Company. The Company generally targets NEO total direct compensation at or around the median percentile of its peer group for each compensation component established by the Company for the applicable fiscal year, although we do not target a specific level and give consideration to a number of other factors including the individual’s level of responsibility, position held, job performance, years of experience in the position, internal pay equity, and market value. Our program provides for above-median pay for above-median performance and below-median pay for below-median performance. To the extent total compensation exceeds targeted levels, it is directly attributable to performance that increases Company value and exceeds measurable, clearly defined performance goals. Conversely, total compensation can be substantially less than target for performance that falls significantly short of pre-established targets.
The Compensation Committee analyzed competitive market data utilizing a blended approach of peer group and published survey data, each weighted at 50%. This approach is used by the Compensation Committee to determine the Company’s and each NEO’s competitive positioning when evaluating NEO compensation levels (e.g., base salary, annual and long-term incentive performance targets). The peer group is representative of competitors within similar markets and industries and with comparable annual revenue. In order to inform our 2022 NEO compensation decisions, the Compensation Committee – with guidance from WTW and management – used a 2022 peer group based on an analysis conducted in December 2021 consisting of the following 15 companies:

Peer Group Companies(1)
AAR Corporation (AIR)	ManTech International Corporation (MANT)	Teledyne Technologies Inc. (TDY)
Aerojet Rocketdyne Holdings, Inc. (AJRD)	Moog Inc. (MOG.A)	Triumph Group, Inc. (TGI)
CACI International Inc. (CACI)	Oshkosh Corporation (OSK)	Unisys Corporation (UIS)

COMPENSATION DISCUSSION AND ANALYSIS

Crane Co. (CR)	Parsons Corporation (PSN)	Viasat, Inc. (VSAT)
Curtiss-Wright Corporation (CW)	Science Applications International Corporation (SAIC)	Woodward, Inc. (WWD)
__________________
(1) Cubic, FLIR Systems and Perspecta were removed from the peer group as each was acquired.
Components of Compensation Program
Annual Base Salary
The Company provides our NEOs and other employees with an annual base salary to compensate them for services rendered during the fiscal year. The objective of the base salary component of our compensation program is to provide a competitive, fixed rate of cash compensation. Base salaries are reviewed annually, and increases, when they occur, are driven primarily by changes in the market and the NEO’s individual performance. Based on the results of our benchmarking analysis, our CEO’s base salary was not adjusted for 2022 due to his positioning relative to the competitive market, however, the other NEOs’ salaries were adjusted for 2022 based on market positioning. We believe that organizations perform well over the long term when they make an effort to pay salaries at or near the market median and create opportunities for executives to earn above-median compensation through annual and long-term incentives that are awarded based on performance relative to challenging and clear performance goals. The base salary earned by each NEO for 2022 was:

Name	2021 Base Salary (as of April 2021)	2022 Base Salary (as of March 2022)	Approx.% of Increase(1)
William J. Lynn	$1,157,249	$1,157,249	—%
Mike Dippold	$476,000	$496,000	4%
John Baylouny	$522,500	$555,000	6%
Mark Dorfman	$430,540	$448,000	4%
Sally Wallace	$440,840	$459,000	4%
__________________
(1)Base salary reflects salary increases received in March 2022 as part of the annual performance review cycle and approved by the Compensation Committee in February 2022.

Annual Incentive Compensation
The NEOs were eligible to earn an annual cash incentive award under the Leonardo DRS Incentive Compensation Plan (the “ICP”) in 2022. The ICP is designed to make a significant portion of each NEO’s total cash compensation contingent upon the successful achievement of certain company performance objectives and certain individual performance objectives, each considered important to the Company’s future success. These objectives are established and approved at the beginning of each year by the Compensation Committee. The incentives, if earned, are typically paid early in the following year based on the performance achieved by the Company and the NEO. Following the end of the plan year, which is measured on a calendar year basis, the Compensation Committee measures Company and individual performance against the relevant performance objectives to determine the NEO’s earned award. For individual performance, the CEO’s contributions are assessed and approved by the Compensation

COMPENSATION DISCUSSION AND ANALYSIS
Committee, while the NEOs’ individual contributions are first assessed by the CEO, and then approved by the Compensation Committee.
Targets for Annual Incentive
Each NEO is assigned an annual target incentive amount under the ICP expressed as a percentage of the NEO’s annual base salary. The annual targets are reviewed during the annual compensation assessment process. An NEO’s annual target percentage can change based on several factors such as an increase in responsibilities, the ability to affect the Company’s performance, and market competitiveness. For 2022, the annual target incentive opportunities increased by 5 percentage points for each of Mr. Dippold and Mr. Baylouny from their prior year targets (from 70% to 75%, and 75% to 80%, respectively). The annual target incentive opportunity for Mr. Lynn, Mr. Dorfman, and Ms. Wallace remained the same for 2022 at 110%, 65%, and 65%, respectively, of their annual base salaries.
Consistent with peer and market practice, the maximum incentive award that can be earned under the ICP is two times the annual target opportunity, except for the CEO whose maximum annual target opportunity under the ICP is capped at 200% of base salary, even if two times the target would result in a higher payout. The minimum incentive award that can be earned under the ICP can vary based on the achievement of each performance metric under the plan. If achievement of a metric falls below 90% of that particular metric’s target, there may be no payout for that metric.
2022 Performance Metrics for Annual Incentive
For 2022, the ICP consisted of (i) 75% Company performance objectives based on four individually weighted financial performance metrics and (ii) 25% individual performance objectives based on strategic, operational, and ESG goals, each described in more detail below.
Company Financial Performance Metrics. The four individually weighted financial metrics are described in the below table.

COMPENSATION DISCUSSION AND ANALYSIS

Metric	Weighting	Background, Definition and Rationale
Bookings	20% of Company Financial Performance
•Booking is calculated as the total value of contract awards received from the U.S. government for which it has appropriated funds and legally obligated such funds to the Company through a contract or purchase order, plus the value of contract awards and orders received from customers other than the U.S. government.
•The Bookings metric is important for the Company to monitor the value of new contract awards received which will underpin confidence in future growth.

Working Capital	25% of Company Financial Performance
•Based on the quarterly turns and weighted based on quarterly achievement.
•The Working Capital metric is implemented to drive the Company to improve cash performance and quality of cash generation, reducing the cost of holding inventory and excess working capital.

Adjusted EBITDA	30% of Company Financial Performance
•Adjusted EBITDA is calculated as our net earnings before income taxes, depreciation, amortization of acquired intangible assets, restructuring costs, interest, acquisition and divestiture related expenses, foreign exchange, non-service pension expenditures and other one-time non-operational events.
•The Adjusted EBITDA metric is important for the Company to measure the Company’s operational performance measuring increased profit levels to enhance stockholder value.

Free Cash Flow (FCF)	25% of Company Financial Performance
•FCF is calculated as cash flows provided by operating activities and the cash flows provided by (used in) investing activities pertaining to capital expenditures and proceeds generated from the sale of assets.
•FCF provides management and investors with an important measure of our ability to generate cash on a normalized basis. FCF also provides insight into our flexibility to allocate capital and pursue opportunities that may enhance stockholder value

Each Company financial performance metric is weighted, with the performance thresholds and payout ranges shown in the table below with no payout earned for performance below the minimum threshold.

	2022 Financial Performance Metrics (% Weighting of Company Performance Goal)
Performance Achieved	Bookings (in millions) (20% of Goal)	Work Capital(1) (25% of Goal)	EBITDA – Adjusted (in millions) (30% of Goal)	FCF (in millions) (25% of Goal)	Performance Payout Threshold (interpolation used between these points)
Minimum	$2,455	See table	$294	$148	90% of Target
Target	$2,728	See table	$327	$165	100% of Target
Maximum	$3,410	See table	$409	$206	125% of Target
(1)The targets reportable in this column for 2022 Working Capital are based on the below quarterly turns and weighted based on quarterly achievement:

COMPENSATION DISCUSSION AND ANALYSIS

Quarter	Weighting	Minimum (in millions)	Target (in millions)	Maximum (in millions)
Q1	10%	2.44	2.71	3.38
Q2	10%	2.54	2.83	3.53
Q3	10%	2.82	3.13	3.92
Q4	70%	3.69	4.10	5.13
The targets for the performance metrics are generally determined in accordance with US GAAP, subject to certain allowable adjustments. Consistent with our pay-for-performance philosophy of providing incentive payouts for delivering results, the Compensation Committee deemed it appropriate to exclude the impact of the RADA Merger and the disposition of the GES business unit and AAC JV completed during 2022 from the ICP targets as unusual, nonrecurring events.
Individual Performance Objectives. The individual performance objectives consist of strategic, operational, and ESG goals. The goals are specific, measurable goals, can be quantitative or more subjective, and are evaluated based on their execution and relative importance to the strategic and operational performance and success of the Company. Following the end of the year, the CEO evaluates each NEO’s performance and assigns a goal rating from 0% to 200% based on the NEO’s achievement of each goal. The goal ratings are then averaged to determine the NEO’s overall goal rating. The Compensation Committee is presented with each NEO’s overall goal rating for review and approval. For the CEO, the Compensation Committee reviews his annual goal accomplishment summary and approves an overall goal rating, for the applicable performance year.
2022 Incentive Performance Achievement
Company Performance (75% of Incentive Opportunity). The Company’s 2022 performance in relation to the 2022 ICP targets resulted in the Company Financial Performance being achieved at 55.5% of target, as shown below.
2022 Company Performance

Performance Metric	2022 Target (in millions)	2022 Actual Performance (in millions)	% Performance Achieved	ICP Performance Factor(1)	Weighting	Weighted Performance Factor(2)
	(a)	(b)	(c) = (b) ÷ (a)	(d)	(e)	(f) = (d) × (e)
Bookings	$2,728	$3,147.6	115%	160%	20%	32%
Working Capital(4)	Refer to Working Capital Achievement Table				25%	2.5%
Adjusted EBITDA	$327	$309	95%	70%	30%	21%
Free Cash Flow	$165	$66	40%	—%	25%	—%
Total Financial Performance Achievement(3)					100%	55.5%
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(1)The ICP Performance Factor is determined by applying an interpolation scale to the Percentage of Performance Achieved for each metric.
(2)The Weighted Performance Factor is determined by applying the Weighting to the ICP Performance Factor.
(3)The Financial Performance Achievement is the total of the Weighted Performance Factors and is used along with the Individual Performance Achievement to determine the Calculated Award.
(4)The 2022 Working Capital Achievement is based on the weighted quarterly turns as set forth below:

COMPENSATION DISCUSSION AND ANALYSIS

Quarter	2022 Target (in millions)	Actual 2022 Performance (in millions)	% Performance Achieved	ICP Performance Factor	Weighting	Weighted Performance Factor
	(a)	(b)	(c) = (b) ÷ (a)	(d)	(e)	(f) = (d) × (e)
Q1	2.71	2.72	100%	100%	10%	0.1%
Q2	2.83	2.51	—%	—%	10%	—%
Q3	3.13	2.53	—%	—%	10%	—%
Q4	4.10	2.77	—%	—%	70%	—%
Total WC Achievement						0.1%
Working Capital Weighted Financial Performance Factor						2.5%
Individual Performance (25% of Incentive Opportunity). The Compensation Committee evaluated the NEO’s individual performance goals (reflected in the table below) to determine each NEO’s overall individual performance achievement. For 2022, Mr. Lynn’s individual goal rating was achieved at 200% of target, Mr. Baylouny, Mr. Dippold and Mr. Dorfman’s average goal rating was achieved at 200% and Ms. Wallace’s average goal rating was achieved at 160%.

Name and Individual Performance Summary
William Lynn
●	Reshaped the portfolio of our four core defense markets by divesting a non-core satellite communications business, and dissolving a JV, and invested in RADA to enhance our force protection and advanced sensing positions.
●	Achieved success in repositioning Leonardo DRS as a public company at the end of 2022 with our listing on the Nasdaq.
●
Protected our financial growth by overachieving on our bookings plan, grew profit by 4% despite supply chain disruptions which resulted in a 100-basis point improvement in our operating margins (Adjusted EBITDA).

●	Continued to improve operating efficiency by investing in tools, programs and processes to drive operational excellence across the Company.
●	Invested in strategic supply chain acquisitions, and organized the supply chain function to drive initiatives to mitigate risks.
●
Accomplished a Great Places to Work certification, Best for Veterans and Military Friendly Employer awards by continuing to put our employees first. We introduced full and hybrid teleworking to the workforce and increased our remote workforce. Enhanced our pay and benefits structure to address the competitive labor market and introduced new wellness programs focused on the employees mental, physical and financial well-being.

●	Expanded our diversity and inclusion program and introduced three new employee resource groups under our mERGe program in 2022. Through our continued efforts we are working to create an inclusive culture to maintain, support and grow our creative and innovative employee base.
●	Introduced 5-year sustainability goals and continued to implement facility improvement by launching solar power projects at two of our facilities and on our electrification efforts. Continued to deliver on a corporate social responsibility through our charitable campaigns, employer matching program, and paid time off for employee volunteering, and our diversity initiatives.

Michael Dippold
●	Led the finance team on the strategic portfolio realignment through successful divestitures and the RADA Merger leading to the creation of a public company.
●	Managed the finance team to achieve the requirements for reporting, public filing, audit, and transition to Sarbanes-Oxley compliance.
●	Working at an accelerated pace, the finance team supported the RADA Merger ensuring the integration of a foreign domiciled operating unit.

COMPENSATION DISCUSSION AND ANALYSIS

●	Worked closely with our financial leaders across the Company to monitor and deliver solid financial performance and identify and mitigate risks in the face of a global supply chain shortage.
●
Implemented third party capital structure of $500 million consisting of $225 million term loan and $275 million revolving credit facility allowing the Company to refinance its intercompany debt and have adequate credit to continue to fund operations.

●	Hired critical finance talent and fostered development of the team to enhance the skills necessary to support the demands of a public company.
●	Provided advice, guidance, and counsel on the Company’s strategic objectives to improve efficiencies and performance.

John Baylouny
●	Engaged with key customers, and with new customers to further DRS pursuits. Furthered the focus of the Company’s investments to drive key new markets and technology areas.
●	Executed a hybrid return to work plan for the Company. Integrated IT and ERP to enable more unified tool-based ERP system and process, improving customer responsiveness and lowering costs.
●	Strengthened the supply chain leadership team to drive strategic sourcing in this challenging time for material procurement.
●
Created a framework to improve the predictable and reliable execution of programs and improve customer satisfaction. Focusing on program management improvements, enhanced reporting tools to identify risk exposures, created and implemented mitigation efforts.

●	Expanded APEX, our operational excellence program to cover all business functions, creating a significant cost savings.
●	Supported the two business divestitures. Implemented the management plan for the merged business, with focus on shaping performance, profitability, and investment.
●	Led the succession planning process to identify internal talent and high potential employees with emphasis on career development plans.

Mark Dorfman
●	Regularly provided valued advice and counsel to the senior leadership and board of directors of the Company on matters of great importance.
●
Drove the strategic transformation of DRS, including leading the negotiations and legal processes to successfully divest the Company’s GES business unit and AAC JV for aggregate proceeds of over $500M and completed the RADA merger.

●
As a leader of the RADA deal team, negotiated the merger agreement and related documentation, navigated through complex regulatory and other conditions and led the process to a successful closing of this transformational, cross-border transaction.

●
Led the process to “go-public” in connection with the completion of the RADA Merger by successfully registering the Company’s shares with the SEC and meeting the requirements for listing with the Nasdaq and Tel Aviv Stock Exchange.

●
Strengthened the Company’s corporate governance and compliance regime to prepare for the Company’s public listing; oversaw the effort to enhance the Company’s financial and business controls to comply with Sarbanes Oxley 404 requirements.

●
Reinvigorated the Company’s ethics program to reinforce our culture of integrity; maintained an industrial security program that is defined by excellence; enhanced the Company’s cyber tools and governance practices to strengthen our protection against threats to our classified and unclassified networks; supported the Company’s international business activities while ensuring robust compliance.

Sally Wallace
●	Improved customer satisfaction related to legacy program execution challenges and provided critical insights to business leads.

COMPENSATION DISCUSSION AND ANALYSIS

●	Led a Business Pursuit Model initiative to enhance the proposal development process.
●	Continued improvements on program execution to include core metrics, policy and tools relative to risk and opportunity management and root cause and corrective action for escalation of programmatic issues earlier in the process. Implemented standardized approach to program planning and controls.
●	Worked closely with IT to drive business tool enhancements and increased data integration across tool sets. Implemented several new dashboards to the businesses in the area of operational improvements, OTD, supplier performance and programmatic risks.
●	Assumed leadership and refocused efforts of the operational excellence program, APEX, reinstituted a company quality council, and integrated these efforts with our IT initiatives. This led to additional savings over planned savings targets.
●	Assumed leadership of supply chain, hired a new lead to strengthen our strategic approach to supply chain given the current economic environment.
●	Provided leadership guidance as the executive sponsor for the company’s Diversity Advisory Group.

ICP Performance Discretionary Factors
The CEO, with Compensation Committee consent, has the ability to apply a discretionary factor to the ICP earned award for the other NEOs, which may increase or decrease an ICP earned award. The discretionary factor permits the CEO to adjust an NEO’s earned award under the ICP when there is outstanding performance or when an NEO has conduct issues, or has fallen short of expectations in the plan year. The Compensation Committee has the sole authority to apply a discretionary factor to the CEO’s ICP earned award.
2022 Earned ICP Award
The table below summarizes the NEOs’ targets and the Compensation Committee’s determination of ICP earned awards based on financial and individual performance achievement.

Name	Target Incentive (% of Base)	Target Incentive	Financial Achievement(1)	Individual Performance Achievement(2)	Calculated Award(3)	Discretionary Factor Award(4)	Earned Award(5)	Overall Achievement(6)
William J. Lynn	110%	$1,272,974	$529,875	$636,487	$1,166,362	1.2	$1,399,700	110%
Mike Dippold	75%	$372,000	$154,845	$186,000	$340,845	1.2	$409,100	110%
John Baylouny	80%	$444,000	$184,815	$222,000	$406,815	1.2	$488,200	110%
Mark Dorfman	65%	$291,200	$121,212	$145,600	$266,812	1.2	$320,200	110%
Sally Wallace	65%	$298,350	$124,188	$119,340	$243,528	1.2	$292,300	98%
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(1)Financial Achievement is based on Company Performance Factor of 0.555 and weighted at 75%.
(2)Individual Performance Achievement is the NEO’s calculated percentage achievement for individual goals and objectives which are weighted at 25%.
(3)Calculated Award is the sum of the Financial Achievement and Individual Performance Achievement.
(4)A Discretionary Factor Award may be applied at the discretion of the Compensation Committee based on superior performance or extraordinary efforts unrelated to achievement of performance objectives and is a multiplier on the Calculated Award.
(5)The Earned Award is the Calculated Award with the Discretionary Factor applied. The Earned Award Amounts are rounded to the nearest $100.
(6)The Overall Achievement represents the percentage achievement of the Target Incentive.

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Cash and Equity Incentives
We have historically awarded cash-based long-term incentives to our NEOs under our Long-Term Incentive Plan, as amended (“LTIP”). We utilize the LTIP to motivate and reward participants, enable us to attract and retain key talent who will contribute to the Company’s long-term success, promote effective use of the Company’s resources to achieve expected and superior performance, and provide participants, including our NEOs, with a significant personal stake in the Company’s long-term success.
In connection with the closing of the RADA Merger, and in order to better align our LTIP program with market practice and our stockholders, we amended our 2022 LTIP program to provide for equity-based long-term incentives in lieu of the cash-based long-term incentives originally awarded in early 2022. Except as otherwise noted below, the 2022 equity-based LTIP generally provides for the same target award opportunity and vesting conditions as were originally contemplated under the cash-based 2022 LTIP. The equity awards are granted under our Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan (“ECP”), last approved by our stockholders in 2022.
Also in 2022, in order to reward key contributors for their significant efforts towards closing the RADA Merger, as well as to provide each recipient with equity incentives to align them with our stockholders’ interests, our NEOs received one-time Founders Awards in the form of incentive equity granted under our ECP, as further described below under “2022 One-Time Founders Awards.”
2022 LTIP Design
2022 LTIP Target Opportunities
Each of our NEOs have a target opportunity expressed as a fixed value that is potentially payable to the NEO over a three-year period. For the 2022 LTIP, the target opportunity for each NEO was as follows: $3,580,000 for Mr. Lynn, $800,000 for Mr. Dippold, $975,000 for Mr. Baylouny and $560,000 for Mr. Dorfman and Ms. Wallace.
The target opportunity is split equally amongst two LTIP components: time-vested RSUs and performance-vested restricted stock units (“PRSUs”). The aggregate target opportunity for each NEO under the LTIP is reviewed during our annual compensation benchmarking process. For the 2022 LTIP grants, each NEO’s target LTIP award amount was established using competitive benchmarking at or around the market median and balances other considerations such as Company performance, complexity of the role, length of service, future expected contributions, and impact to long-term growth and profitability.
2022 LTIP Components
•RSUs. RSUs represent one-half of the 2022 target LTIP value and are intended to encourage the retention of key employees and to align our NEOs’ compensation with stockholders through long-term stock ownership. The RSUs replaced the time-vesting portion of the pre-RADA Merger cash-based 2022 LTIP.
•PRSUs. PRSUs represent the other half of the 2022 target LTIP value and are intended to motivate participants to consistently deliver high performance. The PRSU portion of our 2022 LTIP has different metrics than our short-term incentive plan (the ICP) as it is tied to longer term financial performance metrics. PRSU goals are set by our Compensation Committee at the beginning of the three-year performance period. The LTIP permits the Compensation Committee to exercise negative discretion to reduce or eliminate an award that would have been earned under the performance metrics as the Compensation Committee determines appropriate. The PRSUs replaced the performance-vesting portion of the pre-RADA Merger cash-based 2022 LTIP.

COMPENSATION DISCUSSION AND ANALYSIS
2022 LTIP Performance Metrics
The PRSUs granted in 2022 are earned based on three performance metrics as described in the below table.

Metric	Weighting	Background, Definition and Rationale
Relative Total Shareholder Return (TSR)	40% of PRSU award
•The performance period for Relative TSR for the 2022 PRSUs is measured from November 29, 2022 through December 31, 2024 and is defined as the ending stock price of a share of common stock (adjusted for dividends reinvested during the cycle) divided by the beginning stock price. Both beginning and ending stock prices are measured over a 60-day average. Relative TSR is measured against the Company’s Relative TSR Comparison Group (disclosed below).
•Focuses on alignment of executive pay with value creation for our stockholders relative to our peers.

3-year Revenue Growth	30% of PRSU award
•Revenue Growth is measured based on the Compound Annual Growth Rate (CAGR) for the three-year performance period (2022-2024), using the baseline value of the 2021 results and the ending value of the 2024 results.
•Long-term revenue growth is a key driver of stockholder value creation.

3-year Average Return on Invested Capital (ROIC)	30% of PRSU award
•Measured over the three-year performance period (2022-2024), ROIC is determined by taking the 3-year average Net Operating Profit After Tax (“NOPAT”) divided by Invested Capital.(1)
•ROIC measures our executives’ ability to generate sustained returns on our invested capital.

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(1)“NOPAT” is a non-GAAP metric defined as Net Earnings plus Tax effected Interest, plus Tax effected Amortization and Tax effected deal related expenditures, and Tax effected restricting and other nonoperational expenditures, and “Invested Capital” is defined as equity plus net debt (inclusive of lease debt).

The 2022 LTIP’s financial performance metrics and the target for each metric generally were approved by the Compensation Committee in early 2022. The relative TSR metric replaced the relative Adjusted Net Earnings metric that was applicable to the pre-RADA Merger cash-based 2022 LTIP; all other metrics remained the same.
The Relative TSR Comparison Group for the 2022 PRSU awards is as follows:

2022-2024 PRSUs – Relative TSR Comparison Group
AAR Corporation	Elbit Systems	Mercury Systems, Inc.	Science Applications International Corporation
BAE Systems	Huntington Ingalls	Moog, Inc.	Teledyne Technologies, Inc.
CACI International Inc.	L-3 Harris Technologies	Oshkosh Corporation
Crane Co.	Leidos Corporation	Parsons Corporation
Curtiss-Wright Corporation	KRATOS Defense & Security Solutions, Inc.	Rheinmetall Corporation

COMPENSATION DISCUSSION AND ANALYSIS
Earned awards provided under the LTIP may range from 0% to 200% of the target award opportunity. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set significantly above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted
For the specific amounts and terms of the 2022 LTIP awards, see the “2022 Grants of Plan-Based Awards” table and corresponding narrative disclosure.
2022 One-Time Founders Awards
In July 2022, the Compensation Committee initially approved a one-time equity grant opportunity to be awarded under the ECP in connection with the closing of the RADA Merger to certain key executives, employees and non-employee directors. The terms of the one-time awards were finalized by subsequent action of the Compensation Committee in November 2022 and are referred to herein as the “Founders Awards.”
The Founders Awards were intended to retain and reward recipients, including the NEOs, for their efforts related to the RADA Merger, as well as provide each recipient with equity incentives to align with stockholders’ interests.
2022 Founders Award Target Opportunities
Following the closing of the RADA Merger, each NEO received a Founders Award that was converted to grant awards using a $14.00 share value. The total grant awards for each NEO were as follows: 357,144 for Mr. Lynn, 85,715 for Mr. Dippold, 107,144 for Mr. Baylouny, 74,278 for Mr. Dorfman and 33,572 for Ms. Wallace.
These NEO Founders Award grants consist of 40% time-vested RSUs and 60% performance-based PRSUs subject to achievement of a stock performance metric, both potentially earned after a two-year vesting period.
2022 Founders Award Components
•RSUs. RSUs represent 40% of the Founders Award value and are intended to encourage the retention of key employees and to align our NEOs’ compensation with stockholders through long-term stock ownership.
•PRSUs. PRSUs represent the other 60% of the Founders Award value. The PRSU portion of our Founders Awards has different metrics than our short-term incentive plan (the ICP) and our long-term incentive plan (the 2022 LTIP) as it is tied solely to increasing the Company’s share price. The Founders Award PRSU goals were set by our Compensation Committee at the beginning of the two-year performance period and do not change once established. The terms of the awards permit the Compensation Committee to exercise negative discretion to reduce or eliminate an award that would have been earned under the performance metrics as the Compensation Committee determines appropriate.
2022 Founders Award Performance Metrics
The performance metrics of the PRSU portion of the Founders Award is based on the Company’s common stock achieving a certain stock price on the Nasdaq in the final 90 calendar days of the relevant performance period (“Ending Stock Price”) relative to $14 per share. The stock price is calculated annually based on the closing price of one share of the Company’s common stock on the Nasdaq over the last 90 calendar days for the one-year periods ending on the first and second anniversaries of the Founders Award grant date.

COMPENSATION DISCUSSION AND ANALYSIS
Each 1% increase in the Ending Stock Price relative to $14 per share (the “Relative Stock Price Percentage”) will generally result in 4% of the target PRSUs being earned. The Relative Stock Price Percentage is capped at 25%, which if achieved, would result in the PRSUs being paid at target. If the Relative Stock Price Percentage at the end of year one is 10% or greater, then (i) the PRSU will be deemed to be earned at 40% of target and (ii) in order for any additional PRSUs to be considered earned as of the end of year two, the Relative Stock Price Percentage achieved in year two must equal to exceed a Relative Stock Price Percentage of 11%. If the Relative Stock Price Percentage at the end of year one is less than 10%, then all PRSUs will remain eligible to be earned in year two. Notwithstanding the foregoing, the recipient must remain in continuous service through the second anniversary of the grant date in order to receive the shares underlying the PRSUs.
For the specific amounts and terms of the NEOs’ 2022 Founders Awards, see the “2022 Grants of Plan-Based Awards” table and corresponding narrative disclosure.
2020 and 2021 Cash LTIP Payments
As previously disclosed, the NEOs were eligible to participate in the 2020 LTIP and 2021 LTIP, each of which provide for cash payments. The Compensation Committee approved payments under each plan in March 2023, relating to service during 2022.
The 2020 LTIP resulted in a cash payment of 30% of the LTIP target (relating to the retention portion of the award that cliff vested on December 31, 2022) and one-third of 70% of the LTIP target (relating to the historical performance portion of the award that, as previously disclosed, was amended in 2021 to reflect an annual retention component for service through December 31, 2022). The 2021 LTIP resulted in a cash payment of one-third of 50% of the LTIP target (relating to the retention portion of the award for service through December 31, 2022).
For the specific amounts and terms of our NEOs’ cash payments under the 2020 LTIP and 2021 LTIP, see the “2022 Grants of Plan-Based Awards” table.
2023 Pay Actions
The 2021 LTIP originally provided that upon the Company becoming publicly traded (which, at the time the 2021 LTIP was originally established, was planned for early 2021), the LTIP’s relative net earnings goal would automatically convert to a relative TSR goal. In 2023, in recognition that the Company did not go public until late November 2022 and the fact that nearly two-thirds of the 3-year performance cycle had already been completed, the Compensation Committee approved an amendment to the LTIP providing that relative net earnings would continue to apply as one of the LTIP’s performance metrics for the 2021 LTIP performance cycle cash payment.
Benefits and Perquisites
The benefits provided by the Company are an important tool used to attract and retain executive talent. These benefits are designed to be competitive, cost-effective, and support the overall needs of our employees. The NEOs are eligible to participate in health and welfare benefits, retirement benefits, and executive perquisites.
Health and Welfare Benefits
Our CEO is the beneficiary of an individual term life insurance policy. We pay the required premiums for the policy on an annual basis. The policy was effective October 17, 2019, and is for a ten-year period. All NEOs, including our CEO, are provided Company-funded group term life coverage of two times their annual base salary up to a maximum amount of $500,000 with reductions starting at age 65. The life benefit under the term life coverage will reduce by 50% at the age of 70.
All of our current NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment (“AD&D”) insurance plans, in each

COMPENSATION DISCUSSION AND ANALYSIS
case on the same basis as all of our other employees. The senior leadership of the Company, including the NEOs, receive an enhanced short-term disability benefit of 70% of coverage with a weekly maximum of $3,500, and an enhanced long-term disability benefit of 66 ⅔% of coverage with a monthly maximum of $15,000.
Pursuant to our vacation policy, on an annual basis we pay eligible employees, including each of the NEOs, for any accrued and unused vacation benefits in excess of 240 hours, up to a maximum of 40 hours of base pay.
Company-Sponsored Retirement Plans
Leonardo DRS 401(k) Plan. We sponsor a 401(k) Plan, a tax-qualified defined contribution, for our eligible employees, including the NEOs. Each NEO is eligible to make before-tax contributions to the 401(k) Plan, and after-tax contributions through a Roth 401(k) (or any combination of the foregoing), up to plan and tax law limits. The 401(k) Plan also provides participants with the opportunity to earn a Company match contribution. In 2022, the 401(k) Plan provided for a Company matching contribution of 100% on contributions up to the first 5% of eligible pay for NEOs. Starting in 2023, the Company match under the 401(k) Plan increased to 100% on contributions up to the first 6% of eligible pay for NEOs.
Defined-Benefit Retirement Plan. Certain employees participate in the Pension Plan for Employees of DRS Naval Power Systems, Inc., a Company-sponsored, tax-qualified, noncontributory defined-benefit plan (the “Pension Plan”). The Pension Plan was amended in October 2011 to freeze benefits for participants as of December 31, 2011. Benefits under the Pension Plan are accrued benefits calculated using the final average pay formula, with an early retirement option at age 55, and normal retirement at age 65. Final average monthly pay takes into account base salary and certain variable pay programs, but excludes non-recurring bonuses and executive incentive plans and any amount paid after December 31, 2011. Additional payment options may be available including a lump sum, period certain, and social security adjustment options if the participant retires early. Early retirement benefits, after age 55, are subject to a reduction schedule based on the participant’s age at commencement and credited service. This projected benefit is not subject to cost-of-living adjustments.
Executive Perquisites
We provide our NEOs with an annual fixed perquisite allowance under the Executive Allowance Program that the Compensation Committee believes is reasonable yet competitive to attract and retain key talent. The Company provides perquisites to the NEOs for purposes of recruitment, retention and security and to ensure the personal, physical, and fiscal fitness of our executives to facilitate the transaction of business. The annual perquisite allowance in 2022 was increased from $40,000 to $50,000 for Mr. Lynn in connection with his new employment agreement, and remained $29,400 for the other NEOs. The Company consulted with WTW regarding the market practice of our peers when considering the perquisite allowance.
The perquisite allowance provided to our NEOs was designed to be used at their discretion for such items as financial planning and tax preparation services, physical examinations, home security systems, personal liability and supplemental life and AD&D insurance, and the personal use of automobiles owned or leased by the NEO. The executive allowance is paid to NEOs on a bi-weekly basis.
Severance and Change in Control Benefits
The Company maintains the Leonardo DRS, Inc. Executive Severance Plan, initially approved by our board of directors on May 27, 2021, and subsequently amended and restated and approved by the Compensation Committee on October 10, 2022 (collectively, the “Severance Plan”). The purpose of the Severance Plan is to help retain qualified employees, maintain a stable work environment and provide economic security by providing benefits to certain key employees, including the NEOs, in the event of certain qualifying terminations including a change in control. The Compensation Committee periodically evaluates and reviews payment and benefit levels under the Severance Plan.

COMPENSATION DISCUSSION AND ANALYSIS
In addition to the Severance Plan, NEOs may also be eligible for certain payments under the ICP, LTIP and applicable equity award agreements, subject to the Compensation Committee’s discretion, in the event of certain qualifying terminations, including an NEO’s death or disability. While Mr. Lynn is a participant in the Severance Plan, ICP and LTIP, he is eligible to receive enhanced severance benefits for certain qualifying terminations, as well as upon retirement, pursuant to his employment agreement with the Company.
Each NEO’s respective severance and change in control benefits are described in greater detail and quantified in the “Executive Compensation – Potential Payments Upon Termination or Change in Control” section below.
Other Considerations
Compensation and Risk Management
With the support of management and the compensation consultant, the Compensation Committee evaluates the Company’s overall risk profile relative to the incentive components of compensation. The use of long-term incentive awards as a significant portion of total direct compensation is structured to ensure management is focused on the long term and not incentivized to take excessive risk.
Tax and Accounting Implications
The Compensation Committee considers certain tax implications when designing the Company’s executive compensation programs, including the deductibility of compensation paid to our NEOs. Code Section 162(m) generally limits the deductibility of compensation paid to certain executive officers of publicly held companies in excess of $1 million during a year. The Compensation Committee believes that tax deductibility is only one of several relevant considerations in setting compensation, and that the tax deduction limitation should be evaluated in conjunction with other relevant factors and not independently compromise the Compensation Committee’s ability to structure its compensation to attract, retain and appropriately motivate executive officers, thus providing benefits to the Company and its stockholders that outweigh the potential benefit of the tax deduction. Accordingly, the Compensation Committee has discretion to approve and authorize compensation that is not deductible for federal income tax purposes. The Compensation Committee also considers the accounting treatment of the cash and equity awards in making decisions about the awards that the Company grants and maintains.
Management Stock Ownership Guidelines
To further align the interests of our executives with those of our stockholders, our Board determined that certain executives, including our Section 16 officers, should hold shares of our common stock and other equity rights that have a fair market value in proportion with such individual’s role with the Company. Therefore, our Board adopted the Leonardo DRS, Inc. Stock Ownership Guidelines as of November 13, 2022. Under the guidelines, such executive must have a specified stock ownership position in the Company based on a multiple of base salary, as shown in the table below, that is to be met within 5 years following the later of November 13, 2022 or the date of such executive’s appointment to the position or level shown in the below table. Ownership is to be measured as of April 15th of each year and reported to the Compensation Committee. According to the guidelines, unvested awards generally count towards the goal.

Position	Required Share Ownership Level (multiple of base salary)
CEO	5x
Other NEOs	3x
Other Senior Vice Presidents	1x
We intend to review our stock ownership guidelines periodically to ensure ongoing market competitiveness and reasonableness.

COMPENSATION DISCUSSION AND ANALYSIS
Hedging and Pledging Policy
The Company’s Insider Trading Policy prohibits all employees (including officers) and directors who participate in the Company’s ECP, as well as officers designated as “officers” for purposes of Section 16 under the Exchange Act, from (i) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Clawbacks
The ICP and LTIP include executive compensation recoupment, or “clawback,” provisions that provide in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that an earned award would have been lower if calculated based on the restated results, the Compensation Committee will review each earned award during the period in question. If the Compensation Committee determines that the restatement is the result of the negligence, misconduct, deception, non-disclosure, policy violation or fraud by a NEO, the Compensation Committee in its discretion may require repayment of all or a portion of the award. Additionally, the plans include a clawback if the Company subsequently discovers facts that, if known earlier, would have constituted grounds for termination of employment for “cause” (as defined in the plans, as applicable) prior to the payment of the earned award. The Company intends to timely adopt a clawback policy consistent with the requirements of the final Nasdaq listing standards implementing Rule 10D-1 of the Exchange Act, which will automatically be incorporated by the ICP, LTIP and ECP pursuant to the plans’ terms.

COMPENSATION COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, or the Exchange Act, that might incorporate this proxy statement, in whole or in part, the following Leonardo DRS, Inc. Compensation Committee Report on Compensation Discussion and Analysis shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.
The Compensation Committee is charged with certain responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee reviews and approves all compensation of executive officers, including base salaries, short-term and long-term incentive compensation, and any perquisite programs of the Company. Compensation Committee determinations are presented to the Board.
The Compensation Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Compensation Committee Report portions of the proxy statement, as described in the Compensation Committee’s charter.
The Compensation Discussion and Analysis was prepared by management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Compensation Committee.
The Compensation Committee met with management of the Company and the Compensation Committee’s outside consultant to review and discuss the Compensation Discussion and Analysis.
The Compensation Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement and the 2022 Annual Report on Form 10-K with the management of the Company. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2022 Annual Report on Form 10-K, and the Board approved that recommendation.

Compensation Committee:	Frances F. Townsend, Chair
Gail Baker
George W. Casey, Jr.
Kenneth J. Krieg

COMPENSATION COMMITTEE REPORT

Executive Compensation
The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO, and the other NEOs during the last three completed fiscal years. The footnotes accompanying the 2022 Summary Compensation Table generally explain amounts reported for 2022, unless otherwise noted.
2022 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
William Lynn	2022	$1,160,428	$5,881,020	$3,905,700	n/a	$103,130	$11,050,279
Chief Executive Officer	2021	$1,156,439	n/a	$5,067,533	n/a	$99,632	$6,323,603
	2020	$1,137,185	n/a	$3,767,700	n/a	$98,807	$5,003,692
Michael Dippold	2022	$493,901	$1,351,936	$969,100	n/a	$52,885	$2,867,822
Executive Vice President, Chief Financial Officer	2021	$468,341	n/a	$1,198,567	n/a	$51,904	$1,718,811
	2020	$420,885	n/a	$901,900	n/a	$51,280	$1,374,065
John Baylouny	2022	$550,900	$1,664,807	$1,170,700	n/a	$53,779	$3,440,186
Executive Vice President, Chief Operating Officer	2021	$515,584	n/a	$1,441,400	n/a	$52,865	$2,009,849
	2020	$470,346	n/a	$1,109,000	n/a	$52,145	$1,631,492
Mark Dorfman	2022	$446,209	$1,037,649	$712,200	n/a	$52,010	$2,248,069
Executive Vice President General Counsel & Secretary	2021	$429,518	n/a	$902,167	n/a	$52,169	$1,383,854
	2020	$418,717	n/a	$752,000	n/a	$47,224	$1,217,940
Sally Wallace	2022	$456,681	$777,480	$684,300	n/a	$52,208	$1,970,670
Executive Vice President, Operations	2021	$439,793	n/a	$876,867	n/a	$51,962	$1,368,622
	2020	$428,914	n/a	$742,900	$28,991	$51,859	$1,252,664
__________________
(1)Reflects the aggregate grant date fair value of awards of RSUs) and PRSUs awarded under the ECP in 2022, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs and PRSUs are incorporated by reference to Note 16 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The value of the portion of the 2022 PRSUs with performance-based vesting reported in the Stock Awards column is based on the probable outcome of the performance conditions (at the award date) in accordance with ASC Topic 718, assuming no forfeitures. The value of the Founders Award PRSUs and the portion of the 2022 PRSUs with market-based vesting conditions reported in the Stock Awards column is based on a Monte Carlo simulation. For all PRSUs awarded in 2022, the aggregate values achievable assuming the performance or market-based vesting conditions will be achieved at the highest level are set forth in the table below. These amounts do not reflect the actual value that will be realized by our NEOs.

EXECUTIVE COMPENSATION

Name	2022 PRSUs (at maximum) ($)	Founders Award PRSUs (at maximum) ($)	Total Aggregate Value of PRSUs (at maximum) ($)
William J. Lynn	$3,617,730	$872,144	$4,489,874
Michael Dippold	$808,432	$209,316	$1,017,748
John Baylouny	$985,292	$261,644	$1,246,936
Mark Dorfman	$565,904	$181,408	$747,312
Sally Wallace	$565,904	$81,982	$647,886
(2)The amounts in this column reflect the annual incentive cash awards earned under the Company’s Incentive Compensation Plan and long-term cash awards earned under the Company’s Long-Term Incentive Plan for 2022. See “Compensation Discussion and Analysis—Components of Compensation Program—Annual Incentive Compensation” and “—Long-Term Incentives” for a description of these programs and the amounts earned by each NEO under each program for 2022.
(3)This column represents a decrease during 2022 in the present value of Ms. Wallace’s accumulated benefit under the Pension Plan for Employees of DRS Naval Power Systems, Inc. For more information regarding Ms. Wallace’s pension benefits, please see the Pension Benefits table below.
(4)The amounts shown in the “All Other Compensation” column for 2022 include the amounts detailed in the table below. See “Compensation Discussion and Analysis—Components of Compensation Program—Benefits and Perquisites” for a description of the benefits discussed in the table below.

2022 All Other Compensation

Name	401(k) Plan Contributions ($)(1)	Life Insurance ($)(2)	Executive Allowance Program ($)(3)	Vacation Benefits ($)(4)	Other Benefits ($)(5)
William J. Lynn	$14,250	$23,680	$39,308	$22,255	$3,638
Michael Dippold	$14,250	n/a	$29,481	$9,154	n/a
John Baylouny	$14,250	n/a	$29,481	$10,048	n/a
Mark Dorfman	$14,250	n/a	$29,481	$8,280	$600
Sally Wallace	$14,250	n/a	$29,481	$8,478	n/a
__________________
(1)This column reflects Company contributions under the Company’s 401(k) Plan.
(2)This column reflects Company paid insurance premiums with respect to an individual term life insurance policy.
(3)This column reflects the annual fixed perquisite allowance under the Company’s Executive Allowance Program.
(4)This column reflects the payout of accrued and unused vacation benefits in accordance with the Company’s vacation policy.
(5)This column reflects certain gym benefits. For Mr. Lynn, it also includes reimbursement of legal services in accordance with the terms of his Employment Agreement.

Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes equity and non-equity awards granted during 2022.

EXECUTIVE COMPENSATION
2022 Grants Of Plan-Based Awards Table

Name	Grant Date	Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)(1)
William J. Lynn
(2)			509,190	1,272,974	2,314,498
(3)				1,909,333
(4)				596,667
(5)	11/28/22	7/13/22				90,679	181,358	362,716		1,808,865
(5)	11/28/22	7/13/22							181,358	1,790,003
(6)	11/28/22	11/13/22					214,286			872,144
(6)	11/28/22	11/13/22							142,858	1,410,008
Michael Dippold
(2)			148,800	372,000	744,000
(3)				426,667
(4)				133,333
(5)	11/28/22	7/13/22				20,264	40,527	81,054		404,216
(5)	11/28/22	7/13/22							40,527	400,001
(6)	11/28/22	11/13/22					51,429			209,316
(6)	11/28/22	11/13/22							34,286	338,403
John Baylouny
(2)			177,600	444,000	888,000
(3)				520,000
(4)				162,500
(5)	11/28/22	7/13/22				24,697	49,393	98,786		492,646
(5)	11/28/22	7/13/22							49,393	487,509
(6)	11/28/22	11/13/22					64,286			261,644
(6)	11/28/22	11/13/22							42,858	423,008
Mark Dorfman
(2)			116,480	291,200	582,400
(3)				298,667
(4)				93,333
(5)	11/28/22	7/13/22				14,185	28,369	56,738		282,952

EXECUTIVE COMPENSATION

(5)	11/28/22	7/13/22							28,369	280,002
(6)	11/28/22	11/13/22					44,572			181,408
(6)	11/28/22	11/13/22							29,715	293,287
Sally Wallace
(2)			119,340	298,350	596,700
(3)				298,667
(4)				93,333
(5)	11/28/22	7/13/22				14,185	28,369	56,738		282,952
(5)	11/28/22	7/13/22							28,369	280,002
(6)	11/28/22	11/13/22					20,143			81,982
(6)	11/28/22	11/13/22							13,429	132,544
___________
(1)The amounts reported in this column for 2022 reflect the aggregate value of RSUs and PRSUs under the ECP awarded in the year. There can be no assurance that these values will ever be realized. See Note 16 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for the assumptions made in determining values.
(2)These amounts represent cash bonus awards made under the ICP, the threshold, target and maximum amounts represent 40%, 100% and 200%, respectively, of the annual total incentive award opportunity for each NEO; except for the CEO whose maximum is capped at 200% of base salary, even if 200% of his target would result in a higher payout. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. Under the ICP, the target annual incentive opportunity for the NEOs was based on a percentage of base salary, which is 110% for Mr. Lynn, 75% for Mr. Dippold, 80% for Mr. Baylouny, and 65% for each of Mr. Dorfman and Ms. Wallace. The target amount is generally the NEO’s base salary multiplied by his or her respective target opportunity.
(3)These amounts represent estimated payouts of the retention component of cash awards issued in 2020 under the Company’s LTIP.
(4)These amounts represent estimated payouts of the retention component of cash awards issued in 2021 under the Company’s LTIP.
(5)These awards were granted under the ECP and were awarded as part of the Company’s annual long-term incentive program. See below for a description of each form of award.
(6)These award were granted under the ECP and were awarded as one-time Founders Award grants. See below for a description of each form of award.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentives
A summary description of the Company’s ICP is included above under the heading “Annual Incentive Compensation.”
Long-Term Incentives
The RSUs and PRSUs were all granted pursuant to the ECP, a short description of which is included above under the heading “Long-Term Cash and Equity Incentives.”
Restricted Stock Units
In general, the 2022 LTIP RSUs vest ratably over three years, starting on March 15, 2023 and vesting on each annual anniversary thereafter, generally subject to the NEO’s continued service through each

EXECUTIVE COMPENSATION
applicable vesting date. The 2022 Founders Award RSUs generally cliff vest on the second anniversary of the grant date, generally subject to the NEO’s continued service through the applicable vesting date.
For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
Performance Restricted Stock Units
Payment of each 2022 LTIP PRSU is contingent on the Company attaining certain levels of relative TSR, 3-year Revenue Growth and 3-year Average ROIC during the 2022-2024 performance period, generally subject to the NEO’s continued service through March 15, 2024. 40% of each PRSU award can be earned based on relative TSR performance and 30% can be earned based on 3-year Revenue Growth and 3-year Average ROIC performance, respectively. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation.
Payment of each 2022 Founders Award RSU is contingent on the Company attaining a certain Relative Stock Price Percentage during the two-year performance period running from November 29, 2022 through November 29, 2024 (as more fully explained in the Founders Awards section of the Compensation Discussion and Analysis). The awards generally remain subject to the NEO’s continued service through November 29, 2024. Each 1% increase in the Relative Stock Price Percentage will generally result in 4% of the target PRSUs being earned. The Relative Stock Price Percentage is capped at 25%, which if achieved, would result in the PRSUs being paid at target.
For a description of the effect of a termination of employment or a change in control on the vesting of PRSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
Executive Employment Agreements
On November 22, 2022, the Company entered into an employment agreement with Mr. Lynn, effective as of November 28, 2022, to continue to serve our CEO and Chairman of the Board. This agreement supersedes Mr. Lynn’s prior employment agreement with the Company, dated June 7, 2021, for his services as CEO, however, the 2022 employment agreement is substantially consistent with his prior employment agreement.
Under his current employment agreement, Mr. Lynn is entitled to a base salary of $1,157,249 and eligible to participate in our annual incentive program with a target award of 110% of his base salary and a maximum earned award of 200% of the target award. Further, Mr. Lynn will be eligible to participate in long-term incentive plans established by the Company, which includes a target award for 2022 under the ECP of $3,580,000, and will remain eligible to receive any cash-based LTIP awards granted to him prior to the effective date. The agreement also provides for Mr. Lynn’s eligibility to receive a one-time Founders Award with a target value of $5,000,000, consisting of $2,000,000 in time-based RSUs and $3,000,000 in performance-based RSUs, which Founders Award was granted to Mr. Lynn following the closing of the RADA Merger.
In addition to providing that Mr. Lynn is entitled to continue receipt of certain health and welfare benefits as currently in effect on the date of the 2022 employment agreement, the agreement also provides for a term life insurance policy that will provide Mr. Lynn’s beneficiaries with a death benefit equal to $4,000,000 and a death benefit of $325,000 that is subject to age-related reductions after Mr. Lynn reaches the age of 70. Mr. Lynn is also entitled to five weeks of paid vacation and an executive allowance under the Company’s executive allowance program of $50,000. The agreement also contains a confidentiality provision that applies during the term of Mr. Lynn’s employment and following any termination of employment, a non-competition provision that applies during the term of employment and

EXECUTIVE COMPENSATION
for one year following any termination of employment that results in severance benefits, an employee non-solicit provision that applies during the term of employment and for two years following any termination of employment, and a non-disparagement provision. For a description of the severance provisions and restrictive covenants in Mr. Lynn’s current employment agreement, see “Potential Payments Upon Termination or Change in Control” below.
While none of the other NEOs are subject to employment agreements, they are subject to restrictive covenants under the Severance Plan, ICP, LTIP and award agreements as described in more detail in the section “Potential Payments Upon Termination or Change in Control” below.
2022 Outstanding Awards At Fiscal Year End
The following table shows outstanding equity awards as of December 31, 2022 for each NEO.

Name	Stock Awards(1)
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William J. Lynn	181,358(3)	2,317,755	90,679(5)	1,158,878
	142,858(4)	1,825,725	214,286(6)	2,738,575
Michael Dippold	40,527(3)	517,935	20,263(5)	258,961
	34,286(4)	438,175	51,429(6)	657,263
John Baylouny	49,393(3)	631,243	24,696(5)	315,615
	42,858(4)	547,725	64,286(6)	821,575
Mark Dorfman	28,369(3)	362,556	14,184(5)	181,272
	29,715(4)	379,758	44,572(6)	569,630
Sally Wallace	28,369(3)	362,556	14,184(5)	181,272
	13,429(4)	171,623	20,143(6)	257,428
___________
(1)All awards in this table were granted under the ECP.
(2)For purposes of this table, the market value of the RSUs and PRSUs is determined by multiplying the number of shares by $12.78, the closing price of one share of Company common stock on the last trading day of the year (December 30, 2022).
(3)These amounts represent outstanding awards of RSUs that vest in three equal annual installments starting on March 15, 2023, generally subject to an NEO’s continued service through each applicable vesting date.
(4)These amounts represent outstanding RSU Founders Awards that cliff vest on the second anniversary of November 29, 2022, generally subject to an NEO’s continued service through the applicable vesting date.
(5)These amounts represent outstanding awards of PRSUs at threshold that cliff vest on March 15, 2024, generally subject to an NEO’s continued service through the applicable vesting date and achieving the performance conditions set forth under “Long-Term Cash and Equity Incentives” above. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2022 under the PRSU award against the threshold, target and maximum performance levels for the award and report in the table the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level.
(6)These amounts represent outstanding awards of PRSU Founders Awards that cliff vest on the second anniversary of November 29, 2022, generally subject to an NEO’s continued service through the applicable vesting date and achieving the performance conditions set forth under “Founders Awards” above.

EXECUTIVE COMPENSATION
Option Exercises And Stock Vested
No RSUs or PRSUs held by our NEOs vested during 2022.
Pension Benefits
The following table lists the pension program participation and actuarial present value of Ms. Wallace, the NEO with a defined benefit pension, at December 31, 2022. No other NEOs participate in a defined benefit pension.
Pension Benefits As of December 31, 2022

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(2)	Payments during the last fiscal year ($)
Sally Wallace	Naval Power Systems Pension Plan	15.9	$454,636	$—
__________________
(1)Benefits under the Pension Plan for Employees of DRS Naval Power Systems, Inc. were frozen effective as of December 31, 2011.
(2)The Present Value of Accumulated Benefit (PVAB) for Sally Wallace as of December 31, 2022 is $454,636, which is based on a discount rate of 4.98% and the PRI-2012 mortality table projected using MP-2021 with white collar adjustment. The PVAB for her as of December 31, 2021 was $639,896, which is based on a discount rate of 2.69% and the PRI-2012 mortality table projected using MP-2021 with white collar adjustment. So the change in her PVAB is a decrease of $185,260, which was caused primarily by the significant change in the discount rate and her age. The above amounts are determined based on the same assumptions used for financial reporting purposes, except that the assumed retirement age is the normal retirement age of age 65, which is also the earliest age at which she may receive retirement benefits without any reduction in benefits.

The Pension Plan for Employees of DRS Naval Power Systems, Inc.
Certain employees were grandfathered to participate in the Pension Plan at DRS Naval Power Systems, Inc., a Company-sponsored, tax-qualified, noncontributory defined-benefit plan (the “Pension Plan”). The Pension Plan was amended in October 2011 to freeze benefits for participants as of December 31, 2011. Benefits under the Pension Plan are accrued benefits calculated using the final average pay formula, with an early retirement option at age 55, and normal retirement at age 65. Final average monthly pay takes into account base salary and certain variable pay programs, but excludes non-recurring bonuses and executive incentive plans and any amount paid after December 31, 2011. Additional payment options may be available including a lump sum, period certain, and social security adjustment options if the participant retires early. Early retirement benefits, after age 55, are subject to a reduction schedule based on the participant’s age at commencement and credited service. This projected benefit is not subject to cost-of-living adjustments.
Potential Payments Upon Termination or Change in Control
As discussed under “Components of Compensation Program—Severance and Change in Control Benefits” above, NEOs may be entitled to certain amounts upon a termination of employment under the Severance Plan, ICP, LTIP, ECP and the Grant Award Agreements under the ECP. and for Mr. Lynn, his employment agreement. Additionally, pursuant to the Severance Plan, NEOs are eligible for certain “double trigger” severance benefits in the event of a qualifying termination of an NEO’s employment on or within two years of a change in control. No payments or benefits would be payable to an NEO solely as a result of a change in control of the Company.

EXECUTIVE COMPENSATION
The table below shows estimates of the compensation payable to each of our NEOs upon their termination of employment with the Company. The amount payable is shown for each termination trigger applicable to the NEO. All amounts are calculated as if the NEO had terminated employment effective December 31, 2022. Values of accelerated equity awards are based on the closing price of our common stock on December 30, 2022, which was $12.78. The actual amounts due to any one of the NEOs upon termination of employment can only be determined at the time, and depending on the circumstances, of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.
Accrued amounts under the Pension Plan are not included in this table. For these amounts, see the Pension Benefits as of December 31, 2022 table above.

Named Executive Officer And Triggering Event	Cash Severance ($)(1)	Continuation of Medical/Welfare Benefits (Present Value) ($)(2)	Accelerated Vesting or Payout of Long-Term Incentive Awards ($)(3)	Total Termination Benefits ($)
William Lynn
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$7,348,531	$136,913	$14,092,477	$21,577,922
• Involuntary Termination without Cause or Termination due to Material Breach by the Company	$7,348,531	$82,148	$12,547,307	$19,977,986
• Retirement	$1,272,974	$82,148	$5,670,692	$7,025,814
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death	$1,272,974	$—	$14,092,477	$15,365,451
Michael Dippold
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,542,000	$78,436	$3,224,641	$5,845,000
• Involuntary Termination without Cause	$1,116,000	$47,061	$2,188,771	$3,351,832
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death	$372,000	$—	$2,691,308	$3,063,308
John Baylouny
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,941,500	$55,453	$3,964,285	$6,961,238
• Involuntary Termination without Cause	$1,276,500	$33,272	$2,701,800	$4,011,572
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death	$444,000	$—	$3,314,285	$3,758,285
Mark Dorfman
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,139,200	$78,436	$2,439,833	$4,657,469
• Involuntary Termination without Cause	$963,200	$47,061	$1,714,721	$2,724,983
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

EXECUTIVE COMPENSATION

• Disability or Death	$291,200	$—	$2,066,500	$2,357,700
Sally Wallace
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,191,725	$78,436	$1,919,495	$4,189,656
• Involuntary Termination without Cause	$986,850	$47,061	$1,194,383	$2,228,295
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death	$298,350	$—	$1,546,162	$1,844,512
__________________
(1)Payments in the event of death include the group life insurance benefit for each NEO, and the individual term life insurance benefit for Mr. Lynn, which would be paid by the company’s third-party life insurance providers.
(2)In addition to the amounts provided above, each NEO would be eligible for a monthly disability benefit under our current provider. The long-term disability benefit is 66 ⅔% of the monthly base salary subject to a cap of $15,000. The NEOs would be eligible for disability benefits as long as they have a qualifying disability as determined in the sole discretion of our disability insurance provider.
(3)The total payments include the value of accelerated cash LTIP and incentive equity awards (using the Company’s closing share price of $12.78 as of December 30, 2022, the last trading day of the year), as applicable. The treatment of termination payments for the LTIP and equity awards are outlined in the narrative descriptions below.

Narrative to Potential Payments upon Termination or Change in Control Table
Termination and change in control payments for each NEO are determined as set forth below. With the exception of Mr. Lynn, the termination benefits shown in the table above and discussed below are generally available to our executives, including the NEOs, and vary based upon the circumstances of the executive’s termination. Additionally, neither the Severance Plan nor Mr. Lynn’s employment agreement contain a provision which would reimburse the executive for any excise taxes the executive becomes subject to under Section 4999 of the Code upon a change in control. Instead, these documents each contain a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.
CEO William J. Lynn
Involuntary Termination without “Cause” or Termination Due to Material Breach by the Company
Pursuant to Mr. Lynn’s employment agreement, if his employment is involuntary terminated without cause other than in connection with a change in control, or he voluntarily terminates his employment due to a material breach by the Company, then Mr. Lynn is entitled to the following severance payments and benefits: (i) a lump sum payment equal to 2.5 times the sum of his base salary and his ICP target award opportunity for the year in which termination of his employment occurs; (ii) any unpaid cash incentive compensation bonus earned for the last full fiscal year prior to termination; (iii) unvested award payments (as defined in the LTIP) for his 2020 and 2021 LTIP award grant, payable at target, at the same time as other LTIP participants; (iv) continued vesting in accordance with the vesting schedule of any unvested RSUs; (v) a pro-rata portion of any unvested PRSUs, pro-rated based on length of service during the performance period, subject to achievement of the performance goals; (vi) continued vesting in accordance with the vesting schedule of his Founders Awards, with the performance conditions of his PRSU Founders Award deemed achieved at target; and (vii) under the Executive Severance Plan, Mr. Lynn would be eligible for continuation of benefits through COBRA reimbursement for 18 months unless he becomes eligible to receive healthcare coverage with another employer.

EXECUTIVE COMPENSATION
Termination following a Change in Control
In the event of an involuntary termination without cause or for good reason, in connection with a change in control (each as defined in the Severance Plan), Mr. Lynn’s employment agreement provides that, in addition to the terms and conditions set forth in his employment agreement, the provisions of the Severance Plan apply. The provisions of the Severance Plan are described below under “All Other NEOs – Payments Made Upon Involuntary Termination without Cause (or for “Good Reason”) With a Change in Control.”
Retirement
Pursuant to Mr. Lynn’s employment agreement, he is entitled to the following payments and benefits upon his retirement, with 180-days prior written notice to the Company and the Board of Directors: (i) a lump sum payment equal to his ICP target award opportunity, payable at the same time and in the same manner as payable to other ICP participants; (ii) continued vesting of RSUs (excluding any Founders Award) granted at least six months prior to his retirement notice, (iii) a pro-rata portion of his PRSUs (excluding any Founders Award), which will remain eligible to vest pro-rata based on the date of his retirement, subject to satisfaction of the applicable performance goals, as determined by the Compensation Committee; (iv) continued vesting of unvested award payments under the LTIP; and (v) 18 months’ COBRA premium reimbursement.
Death or Disability
Pursuant to Mr. Lynn’s employment agreement, in addition to any regular life insurance benefits paid by the Company, or any disability benefits paid by insurance plans, Mr. Lynn is eligible for the following payments and benefits upon his death or disability: (i) accelerated vesting in full of any unvested target awards under the LTIP, payable in accordance with the LTIP; (ii) subject to the Compensation Committee’s sole discretion, a pro-rated award payment under the ICP reflecting Mr. Lynn’s participation for the portion of the plan year in which his employment terminated, payable in accordance with the ICP; and (iii) accelerated vesting of awards granted under the ECP, with any applicable performance conditions deemed achieved at target performance.
Conditions and Obligations of the CEO
Pursuant to his employment agreement, Mr. Lynn is obligated to:
•comply with an indefinite confidentiality covenant and non-disparagement provision, an intellectual property assignment provision, and non-competition and non-solicitation provisions while employed;
•comply with a non-competition covenant for one year post-termination and non-solicitation covenants for two years post-termination;
•sign a general release relating to his employment (applies only in the event of a termination by the Company without “cause” or by Mr. Lynn due to the Company’s “material breach”) in order to receive severance payments and benefits due under the employment agreement; and
•return all Company property and materials relating to the business of the Company in his possession or under his control.

EXECUTIVE COMPENSATION
All Other NEOs
Involuntary Termination without “Cause”
Under the Severance Plan, certain eligible employees, including the NEOs, are entitled to the following payments and benefits if the Company terminates their employment without cause unrelated to a change in control, excluding any termination due to death or disability:
•Severance payable over 18 months in equal bi-weekly installments in an amount equal to the sum of 18 months base salary plus the employee’s ICP target award opportunity for the year in which termination occurs, pro-rated for service during the year, and any unpaid prior year ICP bonus, if any;
•Monthly COBRA premium reimbursement for the shorter of 18 months or until the employee becomes eligible for health coverage from a new employer; and
•Monthly payment equal to the Company-portion of the premium payable for the Company’s disability, accident and life insurance, payable during the same period as the COBRA reimbursement, unless the employee becomes eligible for health coverage from a new employer.
Payments Made Upon Involuntary Termination without Cause (or for “Good Reason”) With a Change in Control.
If a change in control occurs, the Severance Plan provides benefits to certain eligible employees, including the NEOs, whose employment is terminated by the Company or its successor without “cause” or by the employee with “good reason” (as each is defined in the Severance Plan) on or within two years of a change in control, including:
•Severance payable in a lump sum in an amount equal to the sum of (i) annual base salary and the ICP target award opportunity for the year in which employment terminates, multiplied by 2.5x, (ii) any unpaid prior year bonus, and (iii) the ICP target award for the year in which employment terminates, pro-rated for the period of the employee’s employment during the fiscal year in which employment terminates;
•A monthly reimbursement equal to the monthly COBRA premiums for NEOs and their covered dependents, the shorter of either 30 months (the severance period) or until the NEO becomes eligible for health coverage from a new employer; and
•Monthly payment equal to the Company-portion of the premium payable for the Company’s disability, accident and life insurance, payable during the same period as the COBRA reimbursement, unless the NEO becomes eligible for health coverage from a new employer.
In the event a participant’s employment is terminated by the Company without cause or by the participant with good reason in connection with a change in control, any awards granted under the LTIP or ECP will be deemed to be immediately vested and payable (with any performance conditions deemed achieved at target), such that cash-based awards remaining under the LTIP will immediately vest and be payable, and any unvested grant awards under the ECP will immediately vest.
Death or Disability
If an NEO’s employment is terminated due to the NEO’s death or disability, the terms of the ICP, LTIP and RSU and PRSU Grant Award Agreements will control. Under the ICP, the Compensation Committee, in its sole discretion, may authorize a pro-rated award payment to the NEO or his or her beneficiary reflecting the NEO’s participation for a portion of the plan year in which the NEO’s employment terminated. Under the LTIP, for any remaining cash-based awards, the Compensation Committee, in its sole discretion, may authorize a pro-rated award payment to the NEO or his or her

EXECUTIVE COMPENSATION
beneficiary reflecting the NEO’s participation for a portion of the plan year or three-year performance cycle in which the NEO’s employment terminated. For unvested awards granted under the ECP, under the NEOs’ RSU and PRSU Award Agreements, including those for the Founders Awards, any unvested RSUs and PRSUs will fully vest on the date of the NEO’s death or disability, as applicable, with the performance conditions deemed achieved at target performance for the PRSUs and Founders Award PRSUs.
Conditions and Obligations of All Other NEOs
Pursuant to the Severance Plan, each participant, including NEOs, is obligated to sign a general release relating to the participant’s employment and comply with the following restrictive covenants in order to receive severance payments under the Severance Plan: (i) a confidentiality provision applicable for as long as the information remains confidential post-termination, and (ii) a non-solicitation covenant applicable for 12 months post-termination. Participants are also required to return all Company property and materials relating to the business of the Company in the participant’s possession or control. The RSU and PRSU award agreements (including Founders Award agreements) include the same covenants.
Executive Officer and Director Hedging or Pledging Disclosure
The Company’s Insider Trading Policy prohibits all employees (including officers) and directors who participate in the Company’s ECP, as well as officers designated as “officers” for purposes of Section 16 under the Exchange Act, from (i) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s employees and the total compensation of William J. Lynn, our CEO, for 2022:

Median Employee total annual compensation	$ 110,559
Total Compensation of our CEO	$ 11,050,279
Ratio of CEO to Median Employee compensation	100 to 1
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•We determined that, as of October 31, 2022, our employee population consisted of 6,061 individuals, with approximately 5,753 of these individuals located in the United States and approximately 308 of these individuals located outside of the United States. This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers. We selected October 31, 2022, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
•We used a consistently applied compensation measure to identify our median employee by comparing the amount of base salary only. To make them comparable, salaries for newly hired employees who had worked less than one year were annualized.
•We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee.

EXECUTIVE COMPENSATION
•After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2022 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $110,559.
•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2022 Summary Compensation Table included in this proxy statement.
Pay versus Performance Disclosure
In August 2022, the SEC adopted a new Pay Versus Performance (“PVP”) disclosure rule as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Compliance with the new rules is required for fiscal years ending on or after December 16, 2022. The final rules were codified under Item 402(v) of Regulation S-K (together with other official guidance, “Item 402(v)”) and require us to provide the following tabular and narrative disclosures.
Background
The following section has been prepared in accordance with the new PVP disclosure rule, which requires public companies to disclose information reflecting the relationship between the company’s financial performance and two newly defined terms, Compensation Actually Paid (“CAP”) and Average Compensation Actually Paid (“Average CAP”). We have calculated CAP and Average CAP in accordance with the PVP disclosure rule which does not reflect the actual or average amount of compensation paid to, received by, or earned by our Principal Executive Officer (“PEO”) and our non-PEO NEOs during the applicable years.
To calculate the CAP for the PEO and the Average CAP for the non-PEO NEOs, adjustments are made to Total Compensation reported in the Summary Compensation Table for the applicable years. These adjustments are described in the tables below the PVP Table.
The Compensation Committee does not use CAP or Average CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the PVP Table to measure performance for incentive plan purposes.
Refer to “Executive Compensation Philosophy” under the “Compensation Discussion & Analysis” for how we align pay with performance and the “Compensation Components” for a description of how the Compensation Committee approaches the design of our executive compensation program.
2022 Pay Versus Performance Table
In accordance with the PVP disclosure rule, the following table sets forth (i) the total and average total compensation set forth in the SCT for the CEO and the NEOs as a group (excluding the CEO), respectively; (ii) the total and average total CAP (as determined in accordance with Item 402(v)) for the CEO and the NEOs as a group (excluding the CEO), respectively; (iii) the Company’s cumulative TSR (“Cumulative TSR”) and the cumulative TSR (“Peer Group Cumulative TSR”) of our Item 402(v) peer group (“PVP Peer Group”), as determined in accordance with Item 402(v); and (iv) Net Income and Adjusted EBITDA, for the previous three years.

EXECUTIVE COMPENSATION

					Value of Initial Fixed $100 Investment Based on(4):
Year(a)(1)	SCT Total for PEO(b)	Compensation Actually Paid to PEO(c)(2)	Average SCT Total for Non-PEO Named Executive Officers(d)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(e)(2)(3)	Total Shareholder Return(f)	Peer Group Total Shareholder Return(g)	Net Income (h)	Adjusted EBITDA (i)(5)
2022	$11,050,279	$13,210,191	$2,631,687	$3,087,365	$116	$102	$405	$318
2021	$6,323,603	$6,323,603	$1,620,284	$1,620,284	n/a	n/a	$154	$310
2020	$5,003,692	$5,003,692	$1,369,040	$1,362,156	n/a	n/a	$84	$85
__________________
(1)Mr. Lynn served as PEO and Mr. Baylouny, Mr. Dippold, Mr. Dorfman and Ms. Wallace served as Non-PEO Named Executive Officers in 2020, 2021 and 2022.
(2)Represents CAP for our PEO and Average CAP for our non-PEO NEOs as a group, as determined in accordance with Item 402(v) and does not reflect the compensation ultimately earned or realized by our PEO or non-PEO NEOs.
(3)Reflects the average SCT and CAP “Total Compensation” of each of the non-PEO NEOs (determined as set forth below).
(4)Reflects our Cumulative TSR and our Peer Group Cumulative TSR for each measurement period from the date of our public listing (November 29, 2022) through December 31, 2022. Dividends are assumed to be reinvested, and the returns of each company in our PVP Peer Group are weighted to reflect relative stock market capitalization. Results assume that $100 was invested on November 29, 2022 (our first trading day), in each of our common stock and the stocks comprising our PVP Peer Group. Our PVP Peer Group is the same peer group used in the Performance Graph for purposes of Item 201(e)(1)(ii) of Regulation S-K in our Annual Report on Form 10-K, the S&P Aerospace & Defense Select Industry Index.
(5)Adjusted EBITDA reflects our net earnings before income taxes, depreciation, amortization of acquired intangible assets, restructuring costs, interest, acquisition and divestiture related expenses, foreign exchange, non-service pension expenditures and other one-time non-operational events. Adjusted EBITDA is an important measurement of our operational performance, measuring increased profit levels to enhance stockholder value.

Equity Compensation Plan Information
The following table provides information as of December 31, 2022, concerning shares of our common stock authorized for issuance under the ECP.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)(1)	(b) Weighted average exercise price of outstanding options, warrants and rights($)(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)(3)
Equity compensation plans approved by security holders	8,634,042	$8.45	3,788,692
Equity compensation plans not approved by security holders	—	—	—
Total	8,634,042	$8.45	3,788,692
____________________________________

EXECUTIVE COMPENSATION
(1)Column (a) includes outstanding stock options to acquire 5,377,685 Leonardo DRS shares of common stock relating to option awards assumed as part of the RADA Merger with a weighted average exercise price of $8.45, 1,426,059 shares issuable pursuant to outstanding RSUs and 1,830,298 shares issuable pursuant to outstanding PRSUs. Outstanding PRSUs are reflected at the maximum possible payout that may be earned during the relevant performance period.
(2)The weighted average exercise price is calculated based solely on the outstanding stock options to acquire 5,377,685 Leonardo DRS shares of common stock relating to option awards assumed as part of the RADA Merger. It does not take into account the shares issuable upon vesting of outstanding RSUs and PRSUs, which have no exercise price.
(3)Column (c) includes 3,788,692 shares remaining available for issuance under the ECP, including 6,250 stock options relating to option awards assumed as part of the RADA Merger that were forfeited and recycled back into the ECP.

EXECUTIVE COMPENSATION
Reconciliations of SCT Total Compensation to CAP Total Compensation for our PEO and Average SCT Total Compensation to Average CAP Total Compensation for our non-PEO NEOs is shown below:

Adjustments to Determine CAP for PEO
Covered Fiscal Year	2022	2021	2020

SCT Total for PEO	$11,050,279	$6,323,603	$5,003,692

Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	$0	$0	$0
Add pension value attributable to covered fiscal year’s “service cost”	$0	$0	$0
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	$0	$0	$0
Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	$5,881,021	$0	$0
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	$8,040,933	$0	$0
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	$0	$0	$0
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that were outstanding and unvested at the end of the prior year	$0	$0	$0
Add/Subtract the change in fair value from the prior year-end to covered year-end for equity awards granted in prior fiscal years that vested during covered fiscal year	$0	$0	$0
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	$0	$0	$0
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	$0	$0	$0
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	$0	$0	$0
Total Adjustments	$2,159,912	$0	$0

CAP Total for PEO	$13,210,191	$6,323,603	$5,003,692

EXECUTIVE COMPENSATION

Adjustments to Determine Average CAP for Non-PEO Named Executive Officers as a Group
Covered Fiscal Year	2022	2021	2020

Average SCT Total for Non-PEO NEOs	$2,631,687	$1,620,284	$1,369,040

Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	$0	$0	$7,248
Add pension value attributable to covered fiscal year’s “service cost”	$0	$0	$0
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	$0	$0	$0
Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	$1,207,969	$0	$0
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	$1,663,647	$0	$0
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	$0	$0	$0
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that were outstanding and unvested at the end of the prior year	$0	$0	$0
Add/Subtract the change in fair value from the prior year-end to covered year-end for equity awards granted in prior fiscal years that vested during covered fiscal year	$0	$0	$0
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	$0	$0	$0
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	$0	$0	$0
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	$0	$0	$0
Total Adjustments	$455,678	$0	$0

CAP Total for Non-PEO NEOs	$3,087,365	$1,620,284	$1,362,156
__________________
(1)For all years, there was no pension value attributable to “service cost” or “prior service cost,” so no adjustments are reflected for these values required to be added as part of the CAP pension adjustments.
(2)The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, “Compensation – Stock Compensation,” generally using the same assumptions used in determining the grant date fair value of our equity awards reflected in the Summary Compensation Table; provided, in order to properly value outstanding Founders PRSUs and the portion of the 2022 PRSUs subject to market-based vesting

EXECUTIVE COMPENSATION
conditions using the Monte Carlo model we use for such grant date fair value, we made appropriate adjustments to the grant date assumptions to reflect changes in the stock price volatility, actual relative TSR and stock price performance, and risk free interest rates as of the relevant measurement date. The value of the portion of our outstanding 2022 PRSUs subject to Company performance-based vesting conditions in the covered fiscal year is based upon the probable outcome of the performance conditions as of the last day of the fiscal year.

Required Tabular Disclosure of Most Important Measures to Determine FY2022 CAP
The three items listed below represent the most important measures used to determine CAP for 2022. While we utilize several financial performance measures to align executive compensation with the Company’s performance, not all of those measures are represented in the table below. For further information on these measures, see “Compensation Discussion and Analysis.”

Most Important Performance Measures
Revenue
Adjusted EBITDA
Free Cash Flow
Narrative to the Pay versus Performance Table
As noted above, we are required to provide the above tabular and below narrative disclosures in order to comply with Item 402(v). To view the data that our Compensation Committee finds most valuable in designing and administering our executive compensation program, see our disclosures under the “Compensation Discussion and Analysis” section of this proxy statement, which describe in detail how our current pay practices reflect our pay-for-performance philosophy.
The following graph illustrates the relationship between the CAP for our PEO and the Average CAP of our Non-PEO NEOs and the performance measures set forth in the above table.
Relationship between the Company’s Cumulative TSR and its Peer Group’s Cumulative TSR

Company vs. Peer Group Cumulative TSR
Indexed Total Shareholder Return
$120
$115
$110
$105
$100
$95
$90
$100
$100
$116
$102
Nov. 29, 2022
Dec. 31, 2022
Co. TSR
Peer TSR

Relationship between CAP and the Company’s Cumulative TSR
As shown above in the “2022 Pay Versus Performance Table,” the PEO’s and other NEOs’ CAP amounts generally align with the Company’s Cumulative TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance.

EXECUTIVE COMPENSATION
Relationship between CAP and Company Net Income over FY 2020-2022
The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in 2020, 2021 and 2022 to the Company’s Net Income.

CAP vs. Net Income
Compensation Actually Paid (millions)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
Net Income (millions)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$84
$154
$405
2020
2021
2022
CAP to PEO
Avg. CAP to Non-PEO NEOs
Net Income

Relationship between CAP and Company Adjusted EBITDA over FY 2020-2022
The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in 2020, 2021 and 2022 to the Company’s Adjusted EBITDA.

CAP vs. Adj. EBITDA
Compensation Actually Paid (millions)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
Adj. EBITDA (millions)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$614
$310
$318
2020
2021
2022
CAP to PEO
Avg. CAP to Non-PEO NEOs
Adj. EBITDA

All information provided above under the “Pay Versus Performance Disclosures” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 4
Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023
The Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The decision of the Audit Committee to appoint Ernst & Young LLP was based on careful consideration of the firm’s qualifications as an independent registered public accounting firm. Ernst & Young LLP was originally selected by the Audit Committee as the Company’s independent registered public accounting firm effective March 28, 2022.
Although the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, the Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee would investigate the reasons for the stockholders’ rejection and would consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Change in Auditor
On March 18, 2022, the Audit Committee approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and dismissed KPMG LLP from that role. Accordingly, the Company notified KPMG that it had been dismissed as its independent registered public accounting firm as of March 28, 2022. KPMG LLP served as the independent registered public accounting firm of the Company from 2012 to 2022.
A proposal to ratify the appointment of Ernst & Young LLP for the current year will be presented at the Annual Meeting. A representative from Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and be available to answer appropriate questions.
The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify this proposal. Abstentions will count as a vote “against” the proposal. Absent specific instructions on this proposal brokers are permitted to exercise voting discretion with respect to such proposal.

Your Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2023 presented in Proposal 4.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report to Stockholders
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this proxy statement in whole or in part, the information set forth above under “Board Meetings and Committees - Audit Committee,” relating to the charter of the Audit Committee and the independence of the Audit Committee members, and the following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal control over the Company’s financial reporting.
Based on the review and discussions referred to in this report, we recommended to the Board that the audited financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with Ernst & Young LLP, the independent registered public accounting firm that audited the financial statements.
In addition, our recommendation was based on our discussion with Ernst & Young LLP of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. We also discussed with Ernst & Young LLP their independence and received from them the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. We based our recommendation on the foregoing discussions, disclosures and considerations.

Audit Committee:	Mary E. Gallagher, Chair
Dr. Louis R. Brothers
David W. Carey
Eric Salzman

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee’s Policy on Services and Pre-Approval of Services Provided by Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee shall be directly and solely responsible for such appointment, retention, oversight, compensation, evaluation, and termination of the Independent Auditor of the Company and its subsidiaries (including resolution of any disagreement between Company management and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services or the Company and its subsidiaries. The Audit Committee is also responsible for reviewing and proposing annually to the Board, the Independent Auditor’s proposed terms of engagement and fee arrangement, and review and pre-approve each service and related fees considered to be auditing services pursuant to any pre-approval policies and procedures set by the Audit Committee.
Fees Paid to Independent Registered Public Accounting Firm
The following table represents fees billed or expected to be billed for professional audit services rendered for the audit of the Company’s consolidated financial statements for fiscal years 2022 and 2021, and fees billed for other services rendered by our auditor during those same periods. Ernst & Young has served as our independent registered public accounting firm for the fiscal year ending 2022. Prior to that, the independent registered public accounting firm of the Company for the period of 2012 to 2022 was KPMG LLP. All such fees were approved in accordance with the Pre-approval Policy described above.

Year Ended December 31	2022($)	2021($)
Audit Fees(1)	$5,320,000	$3,870,549
Audit Related Fees(2)		$65,000
Tax Fees
All Other Fees(3)		$811,097
Total	$5,320,000	$4,746,646
__________________
(1)     For professional services rendered for the audits of our financial statements included in our Annual Report on Form 10-K for fiscal year 2022 and 2021, as well as reviews of our financial statements in our Quarterly Reports on Form 10-Q during fiscal year 2022 and 2021.
(2) Audit Related Fees are comprised of fees associated with audits of financial information used in the preparation of the consolidated financial statements of our then parent, Leonardo S.p.A.
(3) All Other Fees are comprised primarily of fees related to due diligence and deal advisory services.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

Proposal 5
Approval of an Amendment to the Company’s Charter to Reflect New Delaware Law Provisions Regarding Officer Exculpation
The Board has declared advisable and approved a resolution to amend our Charter, subject to stockholder approval, to provide for the elimination or limitation of monetary liability of specified executive officers of the Company for breach of the duty of care. Article EIGHTH of our Charter currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the General Corporation Laws of Delaware (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the fiduciary duty (“Section 102(b)(7) Amendment”).
If stockholders approve this proposal, it will become effective immediately upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware in the form attached hereto as Appendix A (the “Amendment”), which we expect to file promptly after the Annual Meeting. If the Amendment is not approved by our stockholders, Article EIGHTH of our Charter will remain unchanged. In accordance with the DGCL, the Board may elect to abandon the proposed Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.
Purpose and Possible Effects of the Proposed Amendment
The Board desires to amend its Charter to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.
As is currently the case with directors under our Charter, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the Company and its stockholders to amend the Charter as described herein.
The affirmative vote of the holders of 66 ⅔% of shares of Leonardo DRS common stock entitled to vote on the matter at the Annual Meeting will be required to approve this proposal. Abstentions and Broker non-votes will count as a vote “against” the proposal.
Accordingly, we ask our stockholders to vote on the following resolution:
That the Company’s stockholders approve an amendment to the Company’s Charter to amend by deleting Article EIGHTH in its entirety and inserting in its place a new Article EIGHTH, which shall read in its entirety as follows:

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

“EIGHTH: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

Your Board unanimously recommends that you vote “FOR” the proposal to amend the Company’s Charter.

PROPOSAL 6 – APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING
Proposal 6
Approval of One or More Adjournments of the Annual Meeting to a Later Date or Dates If Necessary or Appropriate to Solicit Additional Proxies If There Are Insufficient Votes to Approve the Other Proposals at the Time of the Annual Meeting.
We are requesting that our stockholders approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting (the “Adjournment Proposal”).
The Adjournment Proposal will only be submitted for a vote at the Annual Meeting in the event there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this proxy statement. If the Adjournment Proposal is submitted for a vote at the Annual Meeting and our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of a proposal such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal.
The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this proposal. Abstentions will count as a vote “against” the proposal. Absent specific instructions, brokers are permitted to exercise voting discretion with respect to such proposals.
The Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of the proposals if there are insufficient votes to approve such proposal at the time of the Annual Meeting.

Your Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

Stock Ownership of Management Table
The following table shows how much Leonardo DRS common stock was beneficially owned, as of April 12, 2023 by each director, each NEO of the Company, and all directors and executive officers as a group. The percentage calculations set forth in the table are based on 260,622,339 shares of common stock outstanding on April 12, 2023.

Directors	Number Of Shares	Percent (%)*
William J. Lynn III	60,453	*
Frances F. Townsend(1)	6,954	*
Gail Baker(2)	6,954	*
Dr. Louis R. Brothers(3)	4,537	*
David W. Carey(4)	6,954	*
George W. Casey, Jr.(5)	6,954	*
Mary E. Gallagher(6)	6,954	*
Kenneth J. Krieg(7)	6,954	*
Eric Salzman(8)	6,954	*
NEOs
Michael Dippold	13,509	*
John Baylouny	16,464	*
Mark A. Dorfman	9,456	*
Sally A. Wallace	9,456	*
All directors and executive officers as a group (13 persons)	162,552	*
*Less than one percent
__________________
(1)    For Ms. Townsend, the information contained in the table above includes 6,954 restricted stock units vesting on May 15, 2023, within 60 days following the record date.
(2)     For Ms. Baker, the information contained in the table above includes 6,954 restricted stock units vesting on May 15, 2023, within 60 days following the record date.
(3)     For Dr. Brothers, the information contained in the table above includes 4,537 restricted stock units vesting on May 15, 2023, within 60 days following the record date.
(4)     For Mr. Carey, the information contained in the table above includes 6,954 restricted stock units vesting on May 15, 2023, within 60 days following the record date.
(5)     For General Casey, the information contained in the table above includes 6,954 restricted stock units vesting on May 15, 2023, within 60 days following the record date.
(6)    For Ms. Gallagher, the information contained in the table above includes 6,954 restricted stock units vesting on May 15, 2023, within 60 days following the record date.
(7)    For Mr. Krieg, the information contained in the table above includes 6,954 restricted stock units vesting on May 15, 2023, within 60 days following the record date.
(8)    For Mr. Salzman, the information contained in the table above includes 6,954 restricted stock units vesting on May 15, 2023, within 60 days following the record date.

Persons Owning More than 5% of Leonardo DRS Common Stock
The following table shows how many shares of Leonardo DRS common stock were owned by each person known to us to own more than five percent of our common stock as of April 12, 2023. The percentage calculations set forth in the table are based on 260,622,339 shares of common stock outstanding on April 12, 2023, rather than based on the percentages set forth in the stockholder’s Schedule 13G.

Ownership of Common Stock
Principal Holders	Number of Shares	Percent(%)
Leonardo S.p.A.	210,445,073	80.8%
__________________
(1)     Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on November 28, 2022 by Leonardo S.p.A. and US Holding, LLC (together, “Leonardo”). Leonardo is the beneficial owner of 210,445,073 shares, with shared dispositive power and shared voting power over all such shares.

Delinquent Section 16(a) Reports
To the Company’s knowledge, including the Company’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2022, all Section 16(a) filing requirements were satisfied on a timely basis, except the following reports on Form 4 filed on January 30, 2023, each reporting one transaction, for the following individuals: Gail Baker, John Baylouny, David Carey, General George W. Casey, Jr., Michael Dippold, Mark Dorfman, Mary Gallagher, Kenneth Krieg, William J. Lynn, Pamela Morrow, Eric Salzman, Frances Townsend, and Sally Wallace. The late filings were due to inadvertent administrative error.
Certain Relationships and Related Party Transactions
General
The Company's Nominating Committee Charter provides that the Committee has the primary responsibility for reviewing and approving or rejecting “related-party transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or may have a direct or indirect material interest (“Related Party Transactions”) (the “RPT Policy”). The RPT Policy defines that a related person as a director, executive officer, nominee for director or greater than 5% beneficial owner of Company securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Under our RPT Policy, certain ordinary course transactions with Leonardo S.p.A. and US Holding are preapproved and then ratified by the Nominating Committee at regularly scheduled meetings.
Relationship with Leonardo S.p.A.
Commitment Letter/Proxy Agreement
In February 2022, the Company entered into a Commitment Letter with the proxy holders, Leonardo S.p.A., US Holding and the DCSA, which provides the parties commitment to comply with the requirements as set forth in a certain Proxy Agreement. Having completed the RADA Merger, we expect DCSA, an agency of the DoD, to approve the Proxy Agreement for execution later this year. The Commitment Letter allows the Company to operate as if the Proxy Agreement is already in effect.
Since the Company has an Italian majority stockholder, the Company is deemed to be operating under FOCI, as defined under the National Industrial Security Program Operating Manual. Furthermore, the Italian state beneficially owns approximately 30.2% of Leonardo S.p.A.’s voting power. In order to be permitted to maintain the Company’s security clearances and its access to classified data and to perform or bid on classified programs, the Company is required to mitigate FOCI, which the Company has done by entering into the Commitment Letter and subsequent Proxy Agreement. Among other things, the Proxy Agreement:
•provides that the shares of the Company common stock owned directly by US Holding and indirectly by Leonardo S.p.A. are voted through proxy holders, who must be independent from current and prior affiliation with Leonardo S.p.A. and its subsidiaries (including us and US Holding) and must maintain adequate security clearance;
•provides that the proxy holders are appointed by US Holding (in consultation with Leonardo S.p.A.), but the appointment is subject to approval of DCSA, and that the proxy holders must be members of the Company’s Board;
•restricts the Company’s ability to share facilities and personnel with and receive certain services from Leonardo S.p.A. or its other subsidiaries;
•requires the Company to maintain a Government Security Committee consisting of all proxy holders;

•requires that the Audit Committee appoint an independent auditor to conduct an annual audit of the Company's books and records;
•requires proxy holders to meet as necessary to satisfy their responsibilities under the Proxy Agreement and requires the Board to meet at least four times a year in addition to any separate meetings of the proxy holders; and
•restricts the Company’s ability to share facilities and personnel with and receive certain services from Leonardo S.p.A. or its other subsidiaries.
The Proxy Agreement will automatically terminate, among other reasons, if US Holding holds less than 50% of the Company’s outstanding shares of common stock and DCSA determines that FOCI mitigation is no longer necessary.
Proxy Holders
The Proxy Agreement requires the appointment of five proxy holders, who must be independent from current and prior affiliation with Leonardo S.p.A. and its subsidiaries, maintain adequate security clearances, and to vote the shares of the Company’s common stock owned by Leonardo S.p.A. proxy holders are appointed by US Holding after reasonable consultation with Leonardo S.p.A. and approval by DCSA and serve for staggered three-year terms. Upon expiration of a proxy holder’s term, or the death, resignation, removal or inability to act of any proxy holder, the proxy holder may be reappointed or replaced. Until a successor proxy holder accepts appointment, the remaining proxy holders may exercise all of the rights, powers and privileges of the proxy holders and if no proxy holders remain, the chairman of the Company’s Board will be automatically vested with all rights, powers, authorities and immunities of the proxy holders for an interim period until a new proxy holder is appointed by US Holding and approved by DCSA. The current proxy holders and the commencement and expiration of their terms are as set forth in the table below.

Proxy Holder	Term Commencement	Term Expiration
Dr. Louis R. Brothers	January 1, 2023	December 31, 2025
David W. Carey	January 1, 2023	December 31, 2025
General George W. Casey, Jr.	November 28, 2022	December 31, 2023
Kenneth J. Krieg	January 1, 2022	December 31, 2024
Frances F. Townsend	January 1, 2022	December 31, 2024
The Proxy Agreement confers on the proxy holders the right to vote US Holding’s and Leonardo S.p.A’s shares of our common stock in the same manner and to the same extent as if they were the absolute owners of such shares in their own right. All actions of the proxy holders with respect to such shares of our common stock require a majority vote of the proxy holders. Each proxy holder is entitled to one vote.
The proxy holders are permitted to vote for or consent to certain matters in their sole and absolute discretion, without consultation with US Holding or Leonardo S.p.A., while for other matters, the proxy holders may only vote for or consent to certain matters with the express written approval of US Holding. The proxy holders may only vote to declare or suspend dividends after prior consultation with US Holding.
Board of Directors
Under the terms of the Proxy Agreement, the proxy holders will, in their discretion and in consultation with the Nominating Committee, nominate four additional individuals who are not proxy holders, selected from candidates proposed by US Holding, in consultation with the Nominating Committee, as candidates for election to our Board (the “non-proxy holder director nominees”). The non-proxy holder director nominees will include (i) our CEO and (ii) three additional individuals.

The Nominating Committee will nominate the proxy holders for election as directors at any meeting of the Company’s stockholders at which directors are to be elected. At any such meeting, the proxy holders will vote on behalf of US Holding to elect the then-current proxy holders and the non-proxy holder director nominees to serve on the Board for the succeeding year. The proxy holders may remove any non-proxy holder director nominee from the Board by majority vote after consultation with US Holding.
In the event of a material breach of the Proxy Agreement, the DoD may (i) novate our classified contracts to a company not under FOCI at our expense, (ii) terminate our classified contracts and deny us new classified contracts, (iii) revoke our facility security clearance and/or (iv) suspend or debar us from participation in all U.S. government contracts.
DCSA may terminate the Proxy Agreement if it deems it is no longer necessary in order to maintain our facility security clearance or if our facility security clearance is no longer necessary, if there has been a breach of the Proxy Agreement that requires its termination or if DCSA determines that terminating is necessary for national security or, in DCSA’s sole discretion, upon petition by us or US Holding. The Proxy Agreement automatically terminates upon the sale of our business or all of US Holding’s interest in a person or entity not controlled by Leonardo S.p.A. or if US Holding holds less than 50% of our outstanding shares of common stock and DCSA determines that FOCI mitigation is no longer necessary.
Other Agreements
The Company and US Holding entered into a tax allocation agreement, dated as of November 16, 2020, as amended on July 28 and July 29, 2022 (the “Tax Agreement”), with members of an affiliated group (the “affiliated group”), as defined in Section 1504(a) of the Tax Code, members of one or more consolidated, combined, unitary or similar state tax groups (the “state members”) and additional parties who are part of an “expanded affiliated group” for certain tax purposes. The Tax Agreement provides for the method of computing and allocating the consolidated U.S. federal tax liability of the affiliated group among its members and of allocating any state group tax liabilities among the state members.
The Company has also entered into a trademark license agreement, dated as of April 28, 2021 (the “trademark license agreement”) with Leonardo S.p.A., pursuant to which Leonardo S.p.A. grants the Company, subject to certain limitations, a non-exclusive license to use certain trademarks, including the name “Leonardo”.
The Company also entered into a registration rights agreement (the “registration rights agreement”) with Leonardo S.p.A., and US Holding, which, among other things, provides Leonardo S.p.A. and its affiliated entities with customary demand, shelf and piggy-back registration rights from and following the closing to facilitate a public offering of our common stock held by US Holding.
Leonardo DRS, US Holding and Leonardo S.p.A. also entered into a cooperation agreement pursuant to which, among other things, (a) Leonardo S.p.A. has certain consent, access and cooperation rights, (b) US Holding has consent rights over our Company and its subsidiaries, including over the creation or issuance of any new classes or series of stock, listing or delisting from any securities exchange, and making material changes to the Company’s accounting policies and changing DRS’s auditor, and (c) neither US Holding nor Leonardo S.p.A. has the ability to transfer any of our voting securities for a period of six months following the closing of the RADA Merger, except in connection with a change in control of the Company or for transfers to affiliates.
Affiliated Operations Plan (the “AOP”) Services Agreements
Although the Company operates largely independently from Leonardo S.p.A., the Company, Leonardo S.p.A. and Leonardo S.p.A.’s subsidiaries each provide certain services to each other, share certain services and rely on certain third-party service providers to provide services pursuant to shared services contracts, subject to the terms of the Proxy Agreement and in accordance with the AOP, approved by DCSA.

The AOP currently governs the following types of arrangements:
•services Leonardo S.p.A. or its subsidiaries receive pursuant to a contract with a third-party service provider, which Leonardo S.p.A. or its subsidiaries then provide to us on a pass-through basis;
•services we receive pursuant to a contract with a third-party service provider, which we then provide to Leonardo S.p.A. or its subsidiaries (excluding us) on a pass-through basis;
•certain services we receive directly from Leonardo S.p.A. or its subsidiaries; and
•certain services we provide directly to Leonardo S.p.A. or its subsidiaries.
The fees for each of the services to be provided under the AOP are mutually agreed upon as part of the negotiation of the services agreement and may vary on the basis of usage and other factors. Although we seek to implement commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third party, the terms of such agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.
Sales
The Company has various related-party sales and purchases with US Holding and its other affiliates that occur in the regular course of business. Related-party sales for these transactions are included in revenues and were $67 million, $11 million and $26 million for the years ended December 31, 2022, 2021 and 2020, respectively. Related-party purchases for these transactions are included in the cost of revenues and were $5 million and $4 million for the years ended December 31, 2022, and 2021, respectively. The receivables and payables related to transactions with US Holding and its other affiliates of $14 million and $2 million, respectively, and payables of $1 million and $1 million, respectively, are included in accounts receivable and accounts payable in our Consolidated Balance Sheet as of December 31, 2022 and 2021. In addition, there was a related-party balance in contract assets of $5 million at December 31, 2022.
On March 21, 2022, the Company entered into an agreement to sell its Global Enterprise Solutions (“GES”) business to SES Government Solutions, Inc., a wholly-owned subsidiary of SES S.A., for $450 million subject to certain working capital adjustments. The transaction was completed on August 1, 2022 and resulted in cash proceeds of $427 million after net working capital adjustments.
On April 19, 2022, we entered into a sales agreement to divest our share of our equity investment in Advanced Acoustic Concepts LLC (“AAC”) for $56 million to Thales Defense & Security, Inc., the minority partner in this joint venture. The transaction was completed on July 8, 2022 and resulted in proceeds of $56 million.
The proceeds generated from the GES and AAC divestitures resulted in a $396 million dividend to US Holding, at that time, our sole stockholder. The $396 million represents the proceeds generated net of our costs to sell and estimated tax obligations. The dividend was issued on August 5, 2022.

Stockholder Communications with the Board of Directors
Stockholders may send communications to the Board by submitting a letter addressed to: Leonardo DRS, Inc., Attn: Corporate Secretary, 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202. The Board has instructed the Corporate Secretary to forward such communications to the Lead Director. The Board has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, not to forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board consideration. The Corporate Secretary may also forward the stockholder communication within the Company to the CEO or to another executive officer to facilitate an appropriate response.
The Corporate Secretary maintains a log of all communications from stockholders and the disposition of such communications, which the directors review at least annually.

Stockholder Nominations and Proposals for 2024 Annual Meeting
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on December 21, 2023. Proposals should be sent to the attention of the Corporate Secretary. More information regarding stockholder proposals under Rule 14a-8, including procedural and substantive requirements and reasons why the Company may exclude the proposal from its proxy statement may be found in Rule 14a-8.
Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders (other than a proposal brought pursuant to SEC Rule 14a-8). These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices by a stockholder of record on both the date of giving notice and the record date for the annual meeting. In general, our Bylaws require that such a notice for nominating a director or introducing an item of business at the 2024 annual meeting must be received not earlier than February 2, 2024 and not later than March 3, 2024. However, if the 2024 Annual Meeting is called for a date that is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2023 Annual Meeting, the notice must be received not later than the later of (a) the close of business on the 90th day prior to the meeting and (b) the close of business on the tenth day following the day on which a public announcement of the date of the meeting is first made. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and SEC requirements. We will not consider any proposal or nomination that does not meet the Bylaws and SEC requirements for submitting a proposal or nomination.
Notices of intention to nominate a director or present proposals at the 2024 annual meeting should be addressed to the Corporate Secretary, Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Householding of Proxy Materials
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice or, if you have elected to receive hard copies, our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one Notice or one set of proxy materials and would like to request a separate copy of these materials or any other proxy materials in the future, please: (1) mail your request to Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, Attn: Corporate Secretary; (2) send an e-mail to stephen.vather@drs.com; or (3) call our Investor Relations department at 703-416-8000. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Annual Report on Form 10-K
You may obtain a free copy of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC and available at its website at www.sec.gov. Please contact the Corporate Secretary, Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202 or email investor.relations@LeonardoDRS.com. This report is also available at www.proxydocs.com.
Other Matters
Leonardo DRS is soliciting this proxy on behalf of its Board and will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the Notice and proxy materials. This solicitation is being made by mail, but also may be made personally or by facsimile, telephone, messenger, or via the Internet. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.
We are not aware of any additional matters to be acted upon at the Annual Meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.
By Order of the Board of Directors
LEONARDO DRS, INC.
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary
April 19, 2023

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LEONARDO DRS, INC.
[__], 2023
Leonardo DRS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: The name of the Corporation is Leonardo DRS, Inc. (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 8, 1968 under the name Diagnostic/Retrieval Systems, Inc. The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on November 23, 2022.
SECOND: This Amendment (the “Amendment”) to the Certificate was duly adopted in accordance with Section 228 and Section 242 of the DGCL by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.
THIRD: Article EIGHTH of the Certificate is hereby amended by deleting Article EIGHTH in its entirety and inserting in its place a new Article EIGHTH to read as follows:
“EIGHTH: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate of amendment on behalf of the Corporation this [__] day of [__], 2023.

/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary
[Signature Page to Certificate of Amendment]

LEONARDO DRS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DRS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99761-P89364 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEONARDO DRS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William J. Lynn, III
02) Frances F. Townsend
03) Gail Baker
04) Dr. Louis R. Brothers
05) David W. Carey
06) General George W. Casey, Jr.
07) Mary E. Gallagher
08) Kenneth J. Krieg
09) Eric Salzman

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory resolution regarding the compensation of the Company's Named Executive Officers	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of the advisory vote on compensation of the Company's Named Executive Officers	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D99762-P89364

LEONARDO DRS, INC.
Annual Meeting of Stockholders
June 1, 2023 9:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark A. Dorfman and Michael Dippold, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LEONARDO DRS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on Thursday, June 1, 2023, virtually at www.virtualshareholdermeeting.com/DRS2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side